Exhibit 99.1

CONTACTS:	Sameer Gokhale (Investors)	News Release
(513) 534-2219
	Larry Magnesen (Media)	FOR IMMEDIATE RELEASE
	(513) 534-8055	April 25, 2017

FIFTH THIRD ANNOUNCES FIRST QUARTER 2017 NET INCOME TO COMMON SHAREHOLDERS OF $290 MILLION, OR $0.38 PER DILUTED SHARE

•	1Q17 net income available to common shareholders of $290 million, or $0.38 per diluted common share

•	Results included the following items which had a net neutral impact on reported 1Q17 earnings per share:

•	A $13 million pre-tax (~$8 million after-tax)(a) charge related to the valuation of the Visa total return swap

•	A $12 million pre-tax (~$8 million after-tax)(a) benefit related to the revision to the 4Q16 estimated charge to net interest income for refunds to certain bankcard customers

•	Reported net interest income of $933 million; taxable equivalent net interest income of $939 million(b), up 3% from both 4Q16 and 1Q16; excluding the 4Q16 and 1Q17 card remediation impacts, flat from 4Q16 and up 2% from 1Q16(b)

•	Taxable equivalent net interest margin of 3.02%(b), up 16 bps from 4Q16 and up 11 bps from 1Q16; adjusted net interest margin, excluding the 4Q16 and 1Q17 card remediation impact, of 2.98%(b), up 7 bps both from 4Q16 and 1Q16

•	Average portfolio loans and leases of $92.1 billion, down 1% from 4Q16 and down 1% from 1Q16

•	Noninterest income of $523 million compared with $620 million in 4Q16 and $637 million in 1Q16; sequential decline primarily driven by the $33 million annual payment recognized from Vantiv pursuant to the tax receivable agreement in the prior quarter and other items mentioned on page 9

•	Noninterest expense of $986 million, up 3% from 4Q16 and flat from 1Q16; sequential increase primarily driven by seasonally higher compensation-related expenses and $18 million in long-term incentive expense that would have otherwise been recognized in the second quarter without a change in the grant date

•	Net charge-offs (NCOs) of $89 million, up $16 million from 4Q16 and down $7 million from 1Q16; NCO ratio of 0.40% compared to 0.31% in 4Q16 and 0.42% in 1Q16

•	Portfolio nonperforming asset (NPA) ratio of 0.79% down 1 bp from 4Q16 and down 9 bps from 1Q16

•	1Q17 provision expense of $74 million compared to $54 million in 4Q16 and $119 million in 1Q16

•	Common equity Tier 1 (CET1)(c) ratio of 10.76%; fully phased-in CET1 ratio(b)(c) of 10.66%

•	Tangible common equity ratio of 9.20%(b); 9.15% excluding unrealized gains/losses(b)

•	Book value per share of $20.13 up 2% from 4Q16 and up 3% from 1Q16; tangible book value per share(b) of $16.89 up 2% from 4Q16 and up 3% from 1Q16

Fifth Third Bancorp (Nasdaq: FITB) today reported first quarter 2017 net income of $305 million versus net income of $395 million in the fourth quarter of 2016 and $326 million in the first quarter of 2016. After preferred dividends, net income available to common shareholders was $290 million, or $0.38 per diluted share, in the first quarter of 2017, compared with $372 million, or $0.49 per diluted share, in the fourth quarter of 2016, and $311 million, or $0.40 per diluted share, in the first quarter of 2016.

First quarter 2017 included:

Income

•	$12 million benefit related to the revision to the 4Q16 estimated charge to net interest income for refunds to certain bankcard customers

•	($13 million) charge related to the valuation of the Visa total return swap

Fourth quarter 2016 included:

Income

•	$9 million gain on the Vantiv warrant net exercise and share sale

•	$6 million benefit related to the valuation of the Visa total return swap

•	($16 million) reduction to net interest income for estimated refunds to be offered to certain bankcard customers

Expenses

•	($5 million) contribution to Fifth Third Foundation

Results also included a $6 million tax benefit from the early adoption of an accounting standard, and a $33 million annual payment recognized from Vantiv pursuant to the tax receivable agreement, which was recorded in other noninterest income.

First quarter 2016 included:

Income

•	$47 million positive valuation adjustment on the remaining Vantiv warrant

•	$8 million gain on sale of certain St. Louis branches as part of the previously announced branch consolidation and sales plan

•	$1 million benefit related to the valuation of the Visa total return swap

Expenses

•	($15 million) in severance expense, primarily consisting of $14 million related to the voluntary early retirement program

Earnings Highlights

	For the Three Months Ended					% Change
	March	December	September	June	March
	2017	2016	2016(d)	2016(d)	2016(d)	Seq	Yr/Yr
Earnings ($ in millions)
Net income attributable to Bancorp	$305	$395	$516	$328	$326	(23%)	(6%)
Net income available to common shareholders	$290	$372	$501	$305	$311	(22%)	(7%)

Common Share Data
Earnings per share, basic	$0.38	$0.49	$0.66	$0.40	$0.40	(22%)	(5%)
Earnings per share, diluted	0.38	0.49	0.65	0.39	0.40	(22%)	(5%)
Cash dividends per common share	0.14	0.14	0.13	0.13	0.13	—	8%

Common shares outstanding (in thousands)	750,145	750,479	755,582	766,346	770,471	—	(3%)
Average common shares outstanding (in thousands):
Basic	747,668	746,367	750,886	759,105	773,564	—	(3%)
Diluted	760,809	757,704	757,856	764,811	777,758	—	(2%)

Financial Ratios						bps Change

Return on average assets	0.88%	1.11%	1.44%	0.92%	0.93%	(23)	(5)
Return on average common equity	7.8	9.7	12.8	8.0	8.3	(190)	(50)
Return on average tangible common equity(b)	9.3	11.6	15.2	9.6	9.9	(230)	(60)
CET1 capital(c)	10.76	10.39	10.17	9.94	9.81	37	95
Tier I risk-based capital(c)	11.90	11.50	11.27	11.03	10.91	40	99
CET1 capital (fully-phased in)(b)(c)	10.66	10.29	10.09	9.86	9.72	37	94
Net interest margin (taxable equivalent)(b)	3.02	2.86	2.88	2.88	2.91	16	11
Efficiency (taxable equivalent)(b)	67.4	62.8	55.5	65.3	63.8	460	360

“During the first quarter we continued to make progress towards our long term performance goals under North Star,” said Greg D. Carmichael, President and CEO of Fifth Third Bancorp.

“Our net interest margin continued to improve as our balance sheet positioning allowed us to benefit from increased short term market rates. The growth in our net interest income and our focus on expense management are indicative of our ability to achieve positive operating leverage. Credit quality metrics also continue to support a benign credit outlook for the foreseeable future.”

Income Statement Highlights

($ in millions, except per-share data)	For the Three Months Ended					% Change
	March	December	September	June	March
	2017	2016	2016(d)	2016(d)	2016(d)	Seq	Yr/Yr
Condensed Statements of Income
Net interest income (taxable equivalent)(b)	$939	$909	$913	$908	$909	3%	3%
Provision for loan and lease losses	74	54	80	91	119	37%	(38%)
Total noninterest income	523	620	840	599	637	(16%)	(18%)
Total noninterest expense	986	960	973	983	986	3%	—

Income before income taxes (taxable equivalent)(b)	$402	$515	$700	$433	$441	(22%)	(9%)

Taxable equivalent adjustment	6	6	6	6	6	—	—
Applicable income tax expense	91	114	178	103	109	(20%)	(17%)

Net income	$305	$395	$516	$324	$326	(23%)	(6%)
Less: Net income attributable to noncontrolling interests	—	—	—	(4)	—	—	—

Net income attributable to Bancorp	$305	$395	$516	$328	$326	(23%)	(6%)
Dividends on preferred stock	15	23	15	23	15	(35%)	—

Net income available to common shareholders	$290	$372	$501	$305	$311	(22%)	(7%)

Earnings per share, diluted	$0.38	$0.49	$0.65	$0.39	$0.40	(22%)	(5%)

Net Interest Income

(Taxable equivalent basis; $ in millions)(b)	For the Three Months Ended					% Change
	March	December	September	June	March
	2017	2016	2016	2016	2016	Seq	Yr/Yr
Interest Income
Total interest income	$1,092	$1,058	$1,063	$1,052	$1,044	3%	5%
Total interest expense	153	149	150	144	135	3%	13%

Net interest income	$939	$909	$913	$908	$909	3%	3%

Average Yield						bps Change
Yield on interest-earning assets	3.51%	3.33%	3.36%	3.34%	3.34%	18	17
Rate paid on interest-bearing liabilities	0.73%	0.70%	0.70%	0.67%	0.64%	3	9

Net interest rate spread	2.78%	2.63%	2.66%	2.67%	2.70%	15	8

Net interest margin	3.02%	2.86%	2.88%	2.88%	2.91%	16	11

Average Balances						% Change
Loans and leases, including held for sale	$92,791	$93,981	$94,417	$94,807	$94,078	(1%)	(1%)
Total securities and other short-term investments	33,177	32,567	31,675	32,040	31,573	2%	5%
Total interest-earning assets	125,968	126,548	126,092	126,847	125,651	—	—
Total interest-bearing liabilities	84,890	84,552	85,193	86,145	85,450	—	(1%)
Bancorp shareholders’ equity(d)	16,429	16,545	16,883	16,584	16,376	(1%)	—

Net interest income for the fourth quarter of 2016 included a $16 million estimated charge for refunds to certain bankcard customers. In the first quarter of 2017 with the completion of the analysis, this charge was revised and resulted in a $12 million reversal of the prior charge. Excluding the impact of these items, net interest income was up $2 million from the fourth quarter of 2016, reflecting higher short-term market rates and lower wholesale funding balances, partially offset by declining loan balances and a lower day count. The adjusted net interest margin was 2.98 percent, up 7 bps from the prior quarter’s adjusted net interest margin, primarily driven by higher short-term market rates and a lower day count, partially offset by lower investment yields resulting from lower net discount accretion.

Compared to the first quarter of 2016, adjusted taxable equivalent net interest income was up 2 percent, primarily driven by higher short-term market rates. The adjusted net interest margin was up 7 bps from the first quarter of 2016, driven primarily by higher short-term market rates.

Securities

Average securities and other short-term investments were $33.2 billion in the first quarter of 2017 compared to $32.6 billion in the previous quarter and $31.6 billion in the first quarter of 2016. Average balances of other short-term investments decreased by $502 million sequentially to $1.3 billion.

Loans

($ in millions)	For the Three Months Ended					% Change
	March	December	September	June	March
	2017	2016	2016	2016	2016	Seq	Yr/Yr
Average Portfolio Loans and Leases
Commercial:
Commercial and industrial loans	$41,854	$42,548	$43,116	$43,876	$43,089	(2%)	(3%)
Commercial mortgage loans	6,941	6,957	6,888	6,831	6,886	—	1%
Commercial construction loans	3,987	3,890	3,848	3,551	3,297	2%	21%
Commercial leases	3,901	3,921	3,962	3,898	3,874	(1%)	1%

Total commercial loans and leases	$56,683	$57,316	$57,814	$58,156	$57,146	(1%)	(1%)

Consumer:
Residential mortgage loans	$15,200	$14,854	$14,455	$14,046	$13,788	2%	10%
Home equity	7,581	7,779	7,918	8,054	8,217	(3%)	(8%)
Automobile loans	9,786	10,162	10,508	10,887	11,283	(4%)	(13%)
Credit card	2,141	2,180	2,165	2,134	2,179	(2%)	(2%)
Other consumer loans and leases	755	673	651	654	662	12%	14%

Total consumer loans and leases	$35,463	$35,648	$35,697	$35,775	$36,129	(1%)	(2%)

Total average portfolio loans and leases	$92,146	$92,964	$93,511	$93,931	$93,275	(1%)	(1%)

Average loans held for sale	$645	$1,017	$906	$876	$803	(37%)	(20%)

Average portfolio loan and lease balances decreased $818 million, or 1 percent, sequentially and decreased $1.1 billion, or 1 percent, from the first quarter of 2016. The sequential and year-over-year decrease was primarily driven by declines in automobile and commercial and industrial (C&I) loans. The decline in auto loans continues to reflect our 2016 decision to reduce lower-return auto loan originations to improve returns on shareholders’ equity. The decline in C&I loans was partially due to deliberate exits from certain C&I loans that did not meet risk-adjusted profitability targets, as well as softer loan demand. Period end portfolio loans and leases of $91.6 billion decreased $470 million, or 1 percent, sequentially and $2.0 billion, or 2 percent, from a year ago. On both a sequential and year-over-year basis, the average and period end loan decrease was primarily due to declines in C&I and automobile loans, partially offset by increases in residential mortgage and commercial construction loans.

Average commercial portfolio loan and lease balances decreased $633 million, or 1 percent, sequentially, and were down $463 million, or 1 percent, from the first quarter of 2016. Average C&I loans decreased $694 million, or 2 percent, from the prior quarter and decreased $1.2 billion, or 3 percent, from the first quarter of 2016. Average commercial real estate loans increased $81 million, or 1 percent, from the prior quarter and increased $745 million, or 7 percent, from the first quarter of 2016. Within commercial real estate, average commercial mortgage balances decreased $16 million and average commercial construction balances increased $97 million sequentially. Period end commercial line utilization of 34% was flat from the fourth quarter of 2016 and decreased 1 percent from the first quarter of 2016.

Average consumer portfolio loan and lease balances were down $185 million, or 1 percent, sequentially and decreased $666 million, or 2 percent, from the first quarter of 2016. This was primarily driven by average automobile loans which decreased 4 percent sequentially and 13 percent from a year ago. Average residential mortgage loans increased 2 percent sequentially and 10 percent from the previous year. Average home equity loans decreased 3 percent sequentially and 8 percent from the first quarter of 2016. Average credit card loans decreased 2 percent sequentially and decreased 2 percent from the first quarter of 2016.

Deposits

($ in millions)	For the Three Months Ended					% Change
	March	December	September	June	March
	2017	2016	2016	2016	2016	Seq	Yr/Yr
Average Deposits
Demand	$35,084	$36,412	$35,918	$35,912	$35,201	(4%)	—
Interest checking	26,760	25,644	24,475	24,714	25,740	4%	4%
Savings	14,117	13,979	14,232	14,576	14,601	1%	(3%)
Money market	20,603	20,476	19,706	19,243	18,655	1%	10%
Foreign office(e)	454	497	524	484	483	(9%)	(6%)

Total transaction deposits	$97,018	$97,008	$94,855	$94,929	$94,680	—	2%
Other time	3,827	3,941	4,020	4,044	4,035	(3%)	(5%)

Total core deposits	$100,845	$100,949	$98,875	$98,973	$98,715	—	2%
Certificates - $100,000 and over	2,579	2,539	2,768	2,819	2,815	2%	(8%)
Other	162	115	749	467	—	41%	NM

Total average deposits	$103,586	$103,603	$102,392	$102,259	$101,530	—	2%

Average core deposits were flat sequentially and increased $2.1 billion, or 2 percent, from the first quarter of 2016. Average transaction deposits were also flat sequentially and increased $2.3 billion, or 2 percent, from the first quarter of 2016. Sequential performance was primarily driven by increases in commercial and consumer interest checking account balances, offset by lower commercial demand deposit account balances. The year-over-year increase was primarily driven by higher consumer money market and interest checking account balances, partially offset by lower savings account balances. Other time deposits decreased by 3 percent sequentially and 5 percent year-over-year.

Average total commercial transaction deposits of $44 billion decreased 3 percent sequentially and decreased 1 percent from the first quarter of 2016. Average total consumer transaction deposits of $53 billion increased 2 percent sequentially and increased 5 percent from the first quarter of 2016.

Wholesale Funding

($ in millions)	For the Three Months Ended					% Change
	March 2017	December 2016	September 2016	June 2016	March 2016	Seq	Yr/Yr
Average Wholesale Funding
Certificates - $100,000 and over	$2,579	$2,539	$2,768	$2,819	$2,815	2%	(8%)
Other deposits	162	115	749	467	—	41%	NM
Federal funds purchased	639	280	446	693	608	NM	5%
Other short-term borrowings	1,893	1,908	2,171	3,754	3,564	(1%)	(47%)
Long-term debt	13,856	15,173	16,102	15,351	14,949	(9%)	(7%)

Total average wholesale funding	$19,129	$20,015	$22,236	$23,084	$21,936	(4%)	(13%)

Average wholesale funding of $19.1 billion decreased $886 million, or 4 percent, sequentially and decreased $2.8 billion, or 13 percent, compared with the first quarter of 2016. The sequential decrease in average wholesale funding was primarily driven by a decline in long-term debt reflecting the full quarter impact of debt maturing in the previous quarter as well as debt maturing at the beginning of the current quarter. The year-over-year decline in wholesale funding was primarily driven by lower short-term borrowings and debt maturities in response to declining asset balances.

Noninterest Income

($ in millions)	For the Three Months Ended					% Change
	March 2017	December 2016	September 2016	June 2016	March 2016	Seq	Yr/Yr
Noninterest Income
Service charges on deposits	$138	$141	$143	$138	$137	(2%)	1%
Corporate banking revenue	74	101	111	117	102	(27%)	(27%)
Mortgage banking net revenue	52	65	66	75	78	(20%)	(33%)
Wealth and asset management revenue	108	100	101	101	102	8%	6%
Card and processing revenue	74	79	79	82	79	(6%)	(6%)
Other noninterest income	77	137	336	80	136	(44%)	(43%)
Securities gains (losses), net	—	(3)	4	6	3	NM	NM

Total noninterest income	$523	$620	$840	$599	$637	(16%)	(18%)

Noninterest income of $523 million decreased $97 million sequentially and decreased $114 million compared with prior year results. The sequential and year-over-year comparisons reflect the impacts described below.

Noninterest Income excluding certain items

($ in millions)	For the Three Months Ended			% Change
	March 2017	December 2016	March 2016	Seq	Yr/Yr
Noninterest Income excluding certain items
Noninterest income (U.S. GAAP)	$523	$620	$637
Valuation of Visa total return swap	13	(6)	(1)
Gain on Vantiv warrant actions	—	(9)	—
Gain on sale of certain branches	—	—	(8)
Vantiv warrant valuation	—	—	(47)
Securities (gains) / losses	—	3	(3)

Noninterest income excluding certain items(b)	$536	$608	$578	(12%)	(7%)

Excluding the items in the table above, noninterest income of $536 million decreased $72 million, or 12 percent, from the previous quarter and decreased $42 million, or 7 percent, from the first quarter of 2016. The sequential decrease was primarily due to the $33 million annual payment recognized from Vantiv pursuant to the tax receivable agreement in the fourth quarter of 2016, and decreases in corporate banking revenue and mortgage banking net revenue, partially offset by an increase in wealth and asset management revenue. The year-over-year decrease was driven by declines in corporate banking revenue and mortgage banking net revenue.

Service charges on deposits of $138 million decreased 2 percent from the fourth quarter of 2016, and increased 1 percent compared with the first quarter of 2016. The sequential decrease was primarily driven by a seasonal decrease in retail service charges. The increase from the first quarter of 2016 was primarily due to both increases in commercial and retail service charges.

Corporate banking revenue of $74 million decreased 27 percent both sequentially and from the first quarter of 2016. The sequential and year-over-year decreases were primarily driven by a $31 million lease remarketing impairment related to an oilfield services exposure. Excluding the impact of the lease impairment, corporate banking revenue increased 4 percent compared to the fourth quarter of 2016 and increased 3 percent from the first quarter of 2016. The sequential and year-over-year performance was driven by increases in institutional sales and syndication fees, partially offset by a decrease in foreign exchange fees.

Mortgage banking net revenue was $52 million in the first quarter of 2017, down $13 million from the fourth quarter of 2016 and down $26 million from the first quarter of 2016. Originations of $1.9 billion in the current quarter decreased 29 percent sequentially and increased 10 percent from the first quarter of 2016. First quarter 2017 originations resulted in $29 million of origination fees and gains on loan sales, compared with $30 million during the previous quarter and $42 million during the first quarter of 2016. Effective January 1, 2017, the Bancorp elected to measure its MSR portfolio at fair value rather than at amortized cost. Net mortgage servicing revenue (which consists of gross mortgage servicing fees, MSR decay/amortization, net valuation adjustments on MSRs and mark-to-market adjustments on free-standing derivatives used to economically hedge the MSR portfolio) was $23 million this quarter, $35 million in the fourth quarter of 2016, and $36 million in the first quarter of 2016. Gross mortgage servicing fees were $47 million this quarter, $48 million in the fourth quarter of 2016, and $52 million in the first quarter of 2016. MSR decay/amortization was $27 million this quarter, $35 million in the fourth quarter of 2016, and $27 million in the first quarter of 2016. Net servicing asset valuation adjustments resulted in a positive $3 million impact in the first quarter of 2017, positive $23 million in the fourth quarter of 2016, and positive $11 million in the first quarter of 2016.

Wealth and asset management revenue of $108 million increased 8 percent from the fourth quarter of 2016 and increased 6 percent from the first quarter of 2016. The sequential increase was primarily driven by strong brokerage revenue and seasonally strong tax-related private client service revenue. The year-over-year increase was primarily driven by higher personal asset management and brokerage revenue.

Card and processing revenue of $74 million in the first quarter of 2017 decreased 6 percent both sequentially and from the first quarter of 2016. The sequential decrease reflected lower transaction volumes compared with seasonally strong fourth quarter volumes, while the year-over-year decrease was impacted by higher reward expense and the sale of the agent bankcard portfolio in the second quarter of last year.

Other noninterest income totaled $77 million in the first quarter of 2017, compared with $137 million in the previous quarter and $136 million in the first quarter of 2016. The reported results included the valuation of the Visa total return swap, the gain on sale of certain branches and Vantiv-related adjustments shown in the table on page 9. For the first quarter of 2017, excluding these items, other noninterest income of $90 million decreased approximately $32 million, or 26 percent, from the fourth quarter of 2016 and was up 13 percent from the first quarter of 2016. The sequential decrease was primarily due to the $33 million annual payment recognized from Vantiv pursuant to the tax receivable agreement in the fourth quarter of 2016.

Net gains on investment securities were immaterial in the first quarter of 2017, compared with a $3 million net loss in the previous quarter and a $3 million net gain in the first quarter of 2016.

Noninterest Expense

($ in millions)	For the Three Months Ended					% Change
	March 2017	December 2016	September 2016	June 2016	March 2016	Seq	Yr/Yr
Noninterest Expense
Salaries, wages and incentives	$411	$403	$400	$407	$403	2%	2%
Employee benefits	111	76	78	85	100	46%	11%
Net occupancy expense	78	73	73	75	77	7%	1%
Technology and communications	58	56	62	60	56	4%	4%
Equipment expense	28	29	29	30	30	(3%)	(7%)
Card and processing expense	30	31	30	37	35	(3%)	(14%)
Other noninterest expense	270	292	301	289	285	(8%)	(5%)

Total noninterest expense	$986	$960	$973	$983	$986	3%	—

Noninterest expense of $986 million increased $26 million, or 3 percent, compared with the fourth quarter of 2016 and was flat compared with the first quarter of 2016. The sequential increase primarily reflected seasonally higher compensation-related expenses driven by FICA and other employee benefits expense as well as long-term incentive expense, partially offset by declines in loan and lease expense, losses and adjustments, and other noninterest expense. The year-over-year performance was impacted by lower losses and adjustments, other noninterest expense, and lower card and processing expense, predominantly due to contract renegotiations, partially offset by the impact of $18 million in long-term incentive expense that would have otherwise been recognized in the second quarter without a change in the grant date.

Credit Quality

($ in millions)	For the Three Months Ended
	March 2017	December 2016	September 2016	June 2016	March 2016
Total net losses charged-off
Commercial and industrial loans	($36)	($25)	($61)	($39)	($46)
Commercial mortgage loans	(5)	(2)	(2)	(6)	(6)
Commercial construction loans	—	—	—	—	—
Commercial leases	(1)	(1)	—	(1)	(2)
Residential mortgage loans	(5)	(2)	(2)	(2)	(2)
Home equity	(6)	(6)	(7)	(6)	(8)
Automobile loans	(11)	(11)	(9)	(8)	(9)
Credit card	(22)	(19)	(20)	(21)	(20)
Other consumer loans and leases	(3)	(7)	(6)	(4)	(3)

Total net losses charged-off	($89)	($73)	($107)	($87)	($96)

Total losses charged-off	($107)	($97)	($137)	($105)	($116)
Total recoveries of losses previously charged-off	18	24	30	18	20

Total net losses charged-off	($89)	($73)	($107)	($87)	($96)
Ratios (annualized)
Net losses charged-off as a percent of average portfolio loans and leases (excluding held for sale)	0.40%	0.31%	0.45%	0.37%	0.42%
Commercial	0.29%	0.20%	0.43%	0.32%	0.38%
Consumer	0.56%	0.49%	0.49%	0.45%	0.48%

Net charge-offs were $89 million, or 40 bps of average portfolio loans and leases on an annualized basis, in the first quarter of 2017 compared with net charge-offs of $73 million, or 31 bps, in the fourth quarter of 2016 and $96 million, or 42 bps, in the first quarter of 2016.

Commercial net charge-offs of $42 million, or 29 bps, were up $14 million sequentially. The increase was primarily due to higher charge-offs of C&I loans, which increased by $11 million from the fourth quarter of 2016. Commercial real estate net charge-offs were up $3 million from the previous quarter.

Consumer net charge-offs of $47 million, or 56 bps, were up $2 million sequentially. Compared with the previous quarter, net charge-offs on residential mortgage loans were up $3 million. Net charge-offs on the home equity and auto portfolios were flat from the previous quarter. Net charge-offs on credit card loans were up $3 million from the fourth quarter of 2016. Net charge-offs on other consumer loans of $3 million were down $4 million sequentially.

($ in millions)	For the Three Months Ended
	March	December	September	June	March
	2017	2016	2016	2016	2016
Allowance for Credit Losses
Allowance for loan and lease losses, beginning	$1,253	$1,272	$1,299	$1,295	$1,272
Total net losses charged-off	(89)	(73)	(107)	(87)	(96)
Provision for loan and lease losses	74	54	80	91	119

Allowance for loan and lease losses, ending	$1,238	$1,253	$1,272	$1,299	$1,295

Reserve for unfunded commitments, beginning	$161	$162	$151	$144	$138
Provision for unfunded commitments	(2)	(1)	11	7	6

Reserve for unfunded commitments, ending	$159	$161	$162	$151	$144

Components of allowance for credit losses:
Allowance for loan and lease losses	$1,238	$1,253	$1,272	$1,299	$1,295
Reserve for unfunded commitments	159	161	162	151	144

Total allowance for credit losses	$1,397	$1,414	$1,434	$1,450	$1,439
Allowance for loan and lease losses ratio
As a percent of portfolio loans and leases	1.35%	1.36%	1.37%	1.38%	1.38%
As a percent of nonperforming loans and leases(f)	188%	190%	212%	188%	185%
As a percent of nonperforming assets(f)	172%	170%	182%	161%	157%

Provision for loan and lease losses totaled $74 million in the first quarter of 2017. The allowance represented 1.35 percent of total portfolio loans and leases outstanding as of quarter end, compared with 1.36 percent last quarter, and represented 188 percent of nonperforming loans and leases, and 172 percent of nonperforming assets.

Provision for loan and lease losses increased $20 million from the fourth quarter of 2016, primarily driven by an increase in net charge-offs, and decreased $45 million from the first quarter of 2016, impacted by improving criticized assets and nonperforming loans. The allowance for loan and lease losses decreased $15 million sequentially. As of March 31, the reserve allocated to the energy portfolio was approximately 4.20%, up from approximately 4.04% last quarter.

($ in millions)	As of
	March 2017	December 2016	September 2016	June 2016	March 2016
Nonperforming Assets and Delinquent Loans
Nonaccrual portfolio loans and leases:
Commercial and industrial loans	$251	$302	$235	$254	$278
Commercial mortgage loans	21	27	31	39	51
Commercial construction loans	—	—	—	—	—
Commercial leases	—	2	—	4	4
Residential mortgage loans	21	17	19	27	25
Home equity	53	55	59	61	61

Total nonaccrual portfolio loans and leases (excludes restructured loans)	$346	$403	$344	$385	$419
Nonaccrual restructured portfolio commercial loans and leases(g)	251	192	194	242	210
Nonaccrual restructured portfolio consumer loans and leases	60	65	63	66	72

Total nonaccrual portfolio loans and leases	$657	$660	$601	$693	$701
Repossessed property	14	15	13	15	17
OREO	50	63	84	97	107

Total nonperforming portfolio assets(f)	$721	$738	$698	$805	$825
Nonaccrual loans held for sale	7	4	91	20	3
Nonaccrual restructured loans held for sale	2	9	9	—	2

Total nonperforming assets	$730	$751	$798	$825	$830

Restructured Portfolio consumer loans and leases (accrual)	$950	$959	$972	$982	$998
Restructured Portfolio commercial loans and leases (accrual)(g)	$277	$321	$408	$431	$461

Total loans and leases 30-89 days past due (accrual)	$180	$231	$205	$196	$208
Total loans and leases 90 days past due (accrual)	$75	$84	$76	$65	$73
Nonperforming portfolio loans and leases as a percent of portfolio loans, leases and other assets, including OREO(f)	0.72%	0.72%	0.64%	0.74%	0.75%
Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO(f)	0.79%	0.80%	0.75%	0.86%	0.88%

Total nonperforming portfolio assets decreased $17 million, or 2 percent, from the previous quarter to $721 million. Portfolio nonperforming loans (NPLs) at quarter-end decreased $3 million from the previous quarter to $657 million, or 0.72 percent of total portfolio loans, leases and OREO.

Commercial portfolio NPLs were flat from last quarter at $523 million, or 0.93 percent of commercial portfolio loans, leases and OREO. Consumer portfolio NPLs decreased $3 million from last quarter to $134 million, or 0.38 percent of consumer portfolio loans, leases and OREO.

OREO balances were down $13 million from the prior quarter to $50 million, and included $29 million in commercial OREO and $21 million in consumer OREO. Repossessed personal property decreased $1 million from the prior quarter to $14 million.

Loans over 90 days past due and still accruing decreased $9 million from the fourth quarter of 2016 to $75 million. Loans 30-89 days past due of $180 million were down $51 million from the previous quarter.

Capital and Liquidity Position

	For the Three Months Ended
	March 2017	December 2016	September 2016	June 2016	March 2016
Capital Position
Average total Bancorp shareholders’ equity to average assets	11.72%	11.66%	11.83%	11.60%	11.57%
Tangible equity(b)	10.12%	9.82%	9.73%	9.59%	9.51%
Tangible common equity (excluding unrealized gains/losses)(b)	9.15%	8.87%	8.78%	8.64%	8.55%
Tangible common equity (including unrealized gains/losses)(b)	9.20%	8.91%	9.24%	9.18%	8.97%

Regulatory capital ratios:
CET1 capital(c)	10.76%	10.39%	10.17%	9.94%	9.81%
Tier I risk-based capital(c)	11.90%	11.50%	11.27%	11.03%	10.91%
Total risk-based capital(c)	15.45%	15.02%	14.88%	14.66%	14.66%
Tier I leverage	10.15%	9.90%	9.80%	9.64%	9.57%

CET1 capital (fully phased-in)(b)(c)	10.66%	10.29%	10.09%	9.86%	9.72%

Book value per share	$20.13	$19.82	$20.44	$20.09	$19.46
Tangible book value per share(b)	$16.89	$16.60	$17.22	$16.93	$16.32

Modified liquidity coverage ratio (LCR)(h)	119%	128%	115%	110%	118%

Capital ratios remained strong and grew during the quarter. The CET1 ratio was 10.76 percent, the tangible common equity to tangible assets ratio(b) was 9.15 percent (excluding unrealized gains/losses), and 9.20 percent (including unrealized gains/losses). The Tier I risk-based capital ratio was 11.90 percent, the Total risk-based capital ratio was 15.45 percent, and the Tier I leverage ratio was 10.15 percent.

Book value per share at March 31, 2017 was $20.13 and tangible book value per share(b) was $16.89, compared with the December 31, 2016 book value per share of $19.82 and tangible book value per share(b) of $16.60.

On February 6, 2017, Fifth Third settled the forward contract related to the $155 million share repurchase agreement initially settled on December 20, 2016. An additional 1.1 million shares were repurchased in connection with the completion of this agreement.

Tax Rate

The effective tax rate was 22.9 percent in the first quarter of 2017 compared with 22.6 percent in the fourth quarter of 2016 and 25.1 percent in the first quarter of 2016. The tax rate in the first quarter of 2017 was impacted by an $8 million tax benefit associated with the exercise and vesting of employee equity awards. The tax rate in the fourth quarter of 2016 was impacted by a $6 million tax benefit associated with the early adoption of ASU 2016-09, “Improvements to Employee Share-Based Payment Accounting”, using the modified retrospective transition method.

Other

Fifth Third Bank owns approximately 35 million units representing a 17.8 percent interest in Vantiv Holding, LLC, convertible into shares of Vantiv, Inc., a publicly traded firm. Based upon Vantiv’s closing price of $64.12 on March 31, 2017, our interest in Vantiv was valued at approximately $2.2 billion. Next month in our 10-Q, we will update our disclosure of the carrying value of our interest in Vantiv stock, which was $414 million as of December 31, 2016. The difference between the market value and the book value of Fifth Third’s interest in Vantiv’s shares is not recognized in Fifth Third’s equity or capital.

Conference Call

Fifth Third will host a conference call to discuss these financial results at 9:00 a.m. (Eastern Time) today. This conference call will be webcast live and may be accessed through the Fifth Third Investor Relations website at www.53.com (click on “About Us” then “Investor Relations”).

Those unable to listen to the live webcast may access a webcast replay through the Fifth Third Investor Relations website at the same web address. Additionally, a telephone replay of the conference call will be available after the conference call until approximately May 9, 2017 by dialing 800-585-8367 for domestic access or 404-537-3406 for international access (passcode 44811759#).

Corporate Profile

Fifth Third Bancorp is a diversified financial services company headquartered in Cincinnati, Ohio. As of March 31, 2017, the Company had $140 billion in assets and operates 1,155 full-service Banking Centers, and 2,471 ATMs in Ohio, Kentucky, Indiana, Michigan, Illinois, Florida, Tennessee, West Virginia, Georgia and North Carolina. Fifth Third operates four main businesses: Commercial Banking, Branch Banking, Consumer Lending, and Wealth & Asset Management. Fifth Third also has a 17.8% interest in Vantiv Holding, LLC. Fifth Third is among the largest money managers in the Midwest and, as of March 31, 2017, had $323 billion in assets under care, of which it managed $33 billion for individuals, corporations and not-for-profit organizations through its Trust, Brokerage and Insurance businesses. Investor information and press releases can be viewed at www.53.com. Fifth Third’s common stock is traded on the NASDAQ® Global Select Market under the symbol “FITB.”

Earnings Release End Notes

(a)	Assumes a 35% tax rate.
(b)	Non-GAAP measure; see discussion of non-GAAP and Reg. G reconciliation beginning on page 31.
(c)	Under the banking agencies’ Basel III Final Rule, assets and credit equivalent amounts of off-balance sheet exposures are calculated according to the standardized approach for risk-weighted assets. The resulting values are added together resulting in the Bancorp’s total risk-weighted assets used in the calculation of the tier I risk-based capital and common equity tier 1 ratios. Current period regulatory capital ratios are estimated.
(d)	Net tax deficiencies of $1 million, $5 million and $0 were reclassified from capital surplus to applicable income tax expense at March 31, 2016, June 30, 2016 and September 30, 2016, respectively, related to the early adoption of ASU 2016-09 during the fourth quarter of 2016, with an effective date of January 1, 2016.
(e)	Includes commercial customer Eurodollar sweep balances for which the Bancorp pays rates comparable to other commercial deposit accounts.
(f)	Excludes nonaccrual loans in loans held for sale.
(g)	As of March 31, 2017 and December 31, 2016, excludes $7 million of restructured accruing loans and $19 million of restructured nonaccrual loans associated with a consolidated VIE in which the Bancorp has no continuing credit risk due to the risk being assumed by a third party. As of September 30, 2016, June 30, 2016 and March 31, 2016 , excludes $7 million of restructured accruing loans and $20 million of restructured nonaccrual loans associated with a consolidated VIE in which the Bancorp has no continuing credit risk due to the risk being assumed by a third party.
(h)	The Bancorp became subject to the Modified LCR regulations effective January 1, 2016. (Current period LCR is estimated)

FORWARD-LOOKING STATEMENTS

This release contains statements that we believe are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder. These statements relate to our financial condition, results of operations, plans, objectives, future performance or business. They usually can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “anticipates,” “potential,” “estimate,” “forecast,” “projected,” “intends to,” or may include other similar words or phrases such as “believes,” “plans,” “trend,” “objective,” “continue,” “remain,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” or similar verbs. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including but not limited to the risk factors set forth in our most recent Annual Report on Form 10-K as updated from time to time by our Quarterly Reports on Form 10-Q. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements we may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to us. There is a risk that additional information may become known during the company’s quarterly closing process or as a result of subsequent events that could affect the accuracy of the statements and financial information contained herein.

There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) general economic or real estate market conditions, either nationally or in the states in which Fifth Third, one or more acquired entities and/or the combined company do business, weaken or are less favorable than expected; (2) deteriorating credit quality; (3) political developments, wars or other hostilities may disrupt or increase volatility in securities markets or other economic conditions; (4) changes in the interest rate environment reduce interest margins; (5) prepayment speeds, loan origination and sale volumes, charge-offs and loan loss provisions; (6) Fifth Third’s ability to maintain required capital levels and adequate sources of funding and liquidity; (7) maintaining capital requirements and adequate sources of funding and liquidity may limit Fifth Third’s operations and potential growth; (8) changes and trends in capital markets; (9) problems encountered by larger or similar financial institutions may adversely affect the banking industry and/or Fifth Third; (10) competitive pressures among depository institutions increase significantly; (11) changes in customer preferences or information technology systems; (12) effects of critical accounting policies and judgments; (13) changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board (FASB) or other regulatory agencies; (14) legislative or regulatory changes or actions, or significant litigation, adversely affect Fifth Third, one or more acquired entities and/or the combined company or the businesses in which Fifth Third, one or more acquired entities and/or the combined company are engaged, including the Dodd-Frank Wall Street Reform and Consumer Protection Act; (15) ability to maintain favorable ratings from rating agencies; (16) failure of models or risk management systems or controls; (17) fluctuation of Fifth Third’s stock price; (18) ability to attract and retain key personnel; (19) ability to receive dividends from its subsidiaries; (20) potentially dilutive effect of future acquisitions on current shareholders’ ownership of Fifth Third; (21) declines in the value of Fifth Third’s goodwill or other intangible assets; (22) effects of accounting or financial results of one or more acquired entities; (23) difficulties from Fifth Third’s investment in, relationship with, and nature of the operations of Vantiv Holding, LLC; (24) loss of income from any sale or potential sale of businesses (25) difficulties in separating the operations of any branches or other assets divested; (26) losses or adverse impacts on the carrying values of branches and long-lived assets in connection with their sales or anticipated sales; (27) inability to achieve expected benefits from branch consolidations and planned sales within desired timeframes, if at all; (28) ability to secure confidential information and deliver products and services through the use of computer systems and telecommunications networks; and (29) the impact of reputational risk created by these developments on such matters as business generation and retention, funding and liquidity.

You should refer to our periodic and current reports filed with the Securities and Exchange Commission, or “SEC,” for further information on other factors, which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements.

In this release, we may sometimes provide non-GAAP financial information. Please note that although non-GAAP financial measures provide useful insight to analysts, investors and regulators, they should not be considered in isolation or relied upon as a substitute for analysis using GAAP measures. We provide GAAP reconciliations for non-GAAP measures in a later slide in this presentation as well as in our earnings release, both of which are available in the investor relations section of our website, www.53.com.

# # #

Quarterly Financial Review for March 31, 2017

Table of Contents

Financial Highlights	18-19
Consolidated Statements of Income	20
Consolidated Statements of Income (Taxable Equivalent)	21
Consolidated Balance Sheets	22-23
Consolidated Statements of Changes in Equity	24
Average Balance Sheet and Yield Analysis	25-26
Summary of Loans and Leases	27
Regulatory Capital	28
Summary of Credit Loss Experience	29
Asset Quality	30
Regulation G Non-GAAP Reconciliation	31-32
Segment Presentation	33

Fifth Third Bancorp and Subsidiaries

Financial Highlights

$ in millions, except per share data

(unaudited)

	For the Three Months Ended			% / bps Change
	March 2017	December 2016	March 2016(m)	Seq	Yr/Yr
Income Statement Data
Taxable equivalent net interest income(a)(d)	$939	$909	$909	3%	3%
Noninterest income	523	620	637	(16%)	(18%)
Taxable equivalent total revenue(a)	1,462	1,529	1,546	(4%)	(5%)
Provision for loan and lease losses	74	54	119	37%	(38%)
Noninterest expense	986	960	986	3%	—
Net income attributable to Bancorp	305	395	326	(23%)	(6%)
Net income available to common shareholders	290	372	311	(22%)	(7%)

Earnings Per Share Data
Net income allocated to common shareholders	286	368	308	(22%)	(7%)
Average common shares outstanding (in thousands):
Basic	747,668	746,367	773,564	—	(3%)
Diluted	760,809	757,704	777,758	—	(2%)
Earnings per share, basic	$0.38	$0.49	$0.40	(22%)	(5%)
Earnings per share, diluted	0.38	0.49	0.40	(22%)	(5%)

Common Share Data
Cash dividends per common share	0.14	0.14	0.13	—	8%
Book value per share	20.13	19.82	19.46	2%	3%
Market price per share	25.40	26.97	16.69	(6%)	52%
Common shares outstanding (in thousands)	750,145	750,479	770,471	—	(3%)
Market capitalization	$19,054	$20,240	$12,859	(6%)	48%

Financial Ratios
Return on average assets	0.88%	1.11%	0.93%	(23)	(5)
Return on average common equity	7.8%	9.7%	8.3%	(190)	(50)
Return on average tangible common equity(b)(d)	9.3%	11.6%	9.9%	(230)	(60)
Noninterest income as a percent of total revenue	36%	41%	41%	(500)	(500)
Dividend payout ratio	36.8%	28.6%	32.5%	820	430
Average total Bancorp shareholders’ equity as a percent of average assets	11.72%	11.66%	11.57%	6	15
Tangible common equity(c)(d)	9.15%	8.87%	8.55%	28	60
Taxable equivalent net interest margin(a)(d)	3.02%	2.86%	2.91%	16	11
Taxable equivalent efficiency ratio(a)(d)	67.4%	62.8%	63.8%	460	360
Effective tax rate	22.9%	22.6%	25.1%	30	(220)

Credit Quality
Net losses charged-off	$89	$73	$96	22%	(7%)
Net losses charged-off as a percent of average portfolio loans and leases	0.40%	0.31%	0.42%	9	(2)
ALLL as a percent of portfolio loans and leases	1.35%	1.36%	1.38%	(1)	(3)
Allowance for credit losses as a percent of portfolio loans and leases(k)	1.52%	1.54%	1.54%	(2)	(2)
Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO(e)	0.79%	0.80%	0.88%	(1)	(9)

Average Balances
Loans and leases, including held for sale	$92,791	$93,981	$94,078	(1%)	(1%)
Total securities and other short-term investments	33,177	32,567	31,573	2%	5%
Total assets	140,140	141,837	141,582	(1%)	(1%)
Transaction deposits(f)	97,018	97,008	94,680	—	2%
Core deposits(g)	100,845	100,949	98,715	—	2%
Wholesale funding(h)	19,129	20,015	21,936	(4%)	(13%)
Bancorp shareholders’ equity	16,429	16,545	16,376	(1%)	—

Capital and Liquidity Ratios(i)
CET1 capital(j)	10.76%	10.39%	9.81%	37	95
Tier I risk-based capital(j)	11.90%	11.50%	10.91%	40	99
Total risk-based capital(j)	15.45%	15.02%	14.66%	43	79
Tier I leverage	10.15%	9.90%	9.57%	25	58
CET1 capital (fully phased-in)(j)(d)	10.66%	10.29%	9.72%	37	94
Modified liquidity coverage ratio (LCR)(l)	119%	128%	118%	(7%)	1%

Operations
Banking centers	1,155	1,191	1,241	(3%)	(7%)
ATMs	2,471	2,495	2,556	(1%)	(3%)
Full-time equivalent employees	17,763	17,844	18,200	—	(2%)

(a)	Presented on a fully taxable equivalent basis.
(b)	The return on average tangible common equity is calculated as tangible net income available to common shareholders (excluding tax effected amortization of intangibles) divided by average tangible common equity (average common equity less goodwill and intangible assets).
(c)	The tangible common equity ratio is calculated as tangible common equity [shareholders’ equity less preferred stock, goodwill, intangible assets and accumulated other comprehensive income divided by tangible assets (total assets less goodwill, intangible assets and AOCI)].
(d)	Non-GAAP measure; see discussion of non-GAAP and Reg. G reconciliation beginning on page 31.
(e)	Excludes nonaccrual loans held for sale.
(f)	Includes demand, interest checking, savings, money market and foreign office deposits of commercial customers.
(g)	Includes transaction deposits plus other time deposits.
(h)	Includes certificates $100,000 and over, other deposits, federal funds purchased, other short-term borrowings and long-term debt.
(i)	Current period regulatory capital ratios are estimates.
(j)	Under the banking agencies’ Basel III Final Rule, assets and credit equivalent amounts of off-balance sheet exposures are calculated based upon the standardized approach for risk-weighted assets. The resulting values are added together resulting in the Bancorp’s total risk-weighted assets.
(k)	The allowance for credit losses is the sum of the ALLL and the reserve for unfunded commitments.
(l)	The Bancorp became subject to the Modified LCR regulations effective January 1, 2016.
(m)	A net tax deficiency of $1 million was reclassified from capital surplus to applicable income tax expense at March 31, 2016, related to the early adoption of ASU 2016-09 during the fourth quarter of 2016, with an effective date of January 1, 2016.

Fifth Third Bancorp and Subsidiaries

Financial Highlights

$ in millions, except per share data

(unaudited)

	For the Three Months Ended
	March 2017	December 2016	September 2016(m)	June 2016(m)	March 2016(m)
Income Statement Data
Taxable equivalent net interest income(a)(d)	$939	$909	$913	$908	$909
Noninterest income	523	620	840	599	637
Taxable equivalent total revenue(a)	1,462	1,529	1,753	1,507	1,546
Provision for loan and lease losses	74	54	80	91	119
Noninterest expense	986	960	973	983	986
Net income attributable to Bancorp	305	395	516	328	326
Net income available to common shareholders	290	372	501	305	311

Earnings Per Share Data
Net income allocated to common shareholders	$286	$368	$496	$302	$308
Average common shares outstanding (in thousands):
Basic	747,668	746,367	750,886	759,105	773,564
Diluted	760,809	757,704	757,856	764,811	777,758
Earnings per share, basic	0.38	0.49	0.66	0.40	0.40
Earnings per share, diluted	0.38	0.49	0.65	0.39	0.40

Common Share Data
Cash dividends per common share	$0.14	$0.14	$0.13	$0.13	$0.13
Book value per share	20.13	19.82	20.44	20.09	19.46
Market price per share	25.40	26.97	20.46	17.59	16.69
Common shares outstanding (in thousands)	750,145	750,479	755,582	766,346	770,471
Market capitalization	$19,054	$20,240	$15,459	$13,480	$12,859

Financial Ratios
Return on average assets	0.88%	1.11%	1.44%	0.92%	0.93%
Return on average common equity	7.8%	9.7%	12.8%	8.0%	8.3%
Return on average tangible common equity(b)(d)	9.3%	11.6%	15.2%	9.6%	9.9%
Noninterest income as a percent of total revenue	36%	41%	48%	40%	41%
Dividend payout ratio	36.8%	28.6%	19.7%	32.5%	32.5%
Average total Bancorp shareholders’ equity as a percent of average assets	11.72%	11.66%	11.83%	11.60%	11.57%
Tangible common equity(c)(d)	9.15%	8.87%	8.78%	8.64%	8.55%
Taxable equivalent net interest margin(a)(d)	3.02%	2.86%	2.88%	2.88%	2.91%
Taxable equivalent efficiency ratio(a)(d)	67.4%	62.8%	55.5%	65.3%	63.8%
Effective tax rate	22.9%	22.6%	25.6%	23.9%	25.1%

Credit Quality
Net losses charged-off	$89	$73	$107	$87	$96
Net losses charged-off as a percent of average portfolio loans and leases	0.40%	0.31%	0.45%	0.37%	0.42%
ALLL as a percent of portfolio loans and leases	1.35%	1.36%	1.37%	1.38%	1.38%
Allowance for credit losses as a percent of portfolio loans and leases(k)	1.52%	1.54%	1.54%	1.54%	1.54%
Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO(e)	0.79%	0.80%	0.75%	0.86%	0.88%

Average Balances
Loans and leases, including held for sale	$92,791	$93,981	$94,417	$94,807	$94,078
Total securities and other short-term investments	33,177	32,567	31,675	32,040	31,573
Total assets	140,140	141,837	142,726	142,920	141,582
Transaction deposits(f)	97,018	97,008	94,855	94,929	94,680
Core deposits(g)	100,845	100,949	98,875	98,973	98,715
Wholesale funding(h)	19,129	20,015	22,236	23,084	21,936
Bancorp shareholders’ equity	16,429	16,545	16,883	16,584	16,376

Capital and Liquidity Ratios(i)
CET1 capital(j)	10.76%	10.39%	10.17%	9.94%	9.81%
Tier I risk-based capital(j)	11.90%	11.50%	11.27%	11.03%	10.91%
Total risk-based capital(j)	15.45%	15.02%	14.88%	14.66%	14.66%
Tier I leverage	10.15%	9.90%	9.80%	9.64%	9.57%
CET1 capital (fully phased-in)(j)(d)	10.66%	10.29%	10.09%	9.86%	9.72%
Modified liquidity coverage ratio (LCR)(l)	119%	128%	115%	110%	118%

Operations
Banking centers	1,155	1,191	1,191	1,191	1,241
ATMs	2,471	2,495	2,497	2,514	2,556
Full-time equivalent employees	17,763	17,844	18,072	18,051	18,200

(a)	Presented on a fully taxable equivalent basis.
(b)	The return on average tangible common equity is calculated as tangible net income available to common shareholders (excluding tax effected amortization of intangibles) divided by average tangible common equity (average common equity less goodwill and intangible assets).
(c)	The tangible common equity ratio is calculated as tangible common equity [shareholders’ equity less preferred stock, goodwill, intangible assets and accumulated other comprehensive income divided by tangible assets (total assets less goodwill, intangible assets and AOCI)].
(d)	Non-GAAP measure; see discussion of non-GAAP and Reg. G reconciliation beginning on page 31.
(e)	Excludes nonaccrual loans held for sale.
(f)	Includes demand, interest checking, savings, money market and foreign office deposits of commercial customers.
(g)	Includes transaction deposits plus other time deposits.
(h)	Includes certificates $100,000 and over, other deposits, federal funds purchased, other short-term borrowings and long-term debt.
(i)	Current period regulatory capital ratios are estimates.
(j)	Under the banking agencies’ Basel III Final Rule, assets and credit equivalent amounts of off-balance sheet exposures are calculated based upon the standardized approach for risk-weighted assets. The resulting values are added together resulting in the Bancorp’s total risk-weighted assets.
(k)	The allowance for credit losses is the sum of the ALLL and the reserve for unfunded commitments.
(l)	The Bancorp became subject to the Modified LCR regulations effective January 1, 2016.
(m)	Net tax deficiencies of $1 million, $5 million and $0 were reclassified from capital surplus to applicable income tax expense at March 31, 2016, June 30, 2016 and September 30, 2016, respectively, related to the early adoption of ASU 2016-09 during the fourth quarter of 2016, with an effective date of January 1, 2016.

Fifth Third Bancorp and Subsidiaries

Consolidated Statements of Income

$ in millions

(unaudited)

	For the Three Months Ended			% Change
	March 2017	December 2016	March 2016(a)	Seq	Yr/Yr
Interest Income
Interest and fees on loans and leases	$839	$805	$804	4%	4%
Interest on securities	245	245	232	—	6%
Interest on other short-term investments	2	2	2	—	—

Total interest income	1,086	1,052	1,038	3%	5%

Interest Expense
Interest on deposits	59	54	49	9%	20%
Interest on federal funds purchased	1	—	1	NM	—
Interest on other short-term borrowings	3	2	3	50%	—
Interest on long-term debt	90	93	82	(3%)	10%

Total interest expense	153	149	135	3%	13%

Net Interest Income	933	903	903	3%	3%

Provision for loan and lease losses	74	54	119	37%	(38%)

Net Interest Income After Provision for Loan and Lease Losses	859	849	784	1%	10%

Noninterest Income
Service charges on deposits	138	141	137	(2%)	1%
Corporate banking revenue	74	101	102	(27%)	(27%)
Mortgage banking net revenue	52	65	78	(20%)	(33%)
Wealth and asset management revenue	108	100	102	8%	6%
Card and processing revenue	74	79	79	(6%)	(6%)
Other noninterest income	77	137	136	(44%)	(43%)
Securities gains, net	—	(3)	3	NM	NM

Total noninterest income	523	620	637	(16%)	(18%)

Noninterest Expense
Salaries, wages and incentives	411	403	403	2%	2%
Employee benefits	111	76	100	46%	11%
Net occupancy expense	78	73	77	7%	1%
Technology and communications	58	56	56	4%	4%
Equipment expense	28	29	30	(3%)	(7%)
Card and processing expense	30	31	35	(3%)	(14%)
Other noninterest expense	270	292	285	(8%)	(5%)

Total noninterest expense	986	960	986	3%	—

Income Before Income Taxes	396	509	435	(22%)	(9%)
Applicable income tax expense	91	114	109	(20%)	(17%)

Net Income	305	395	326	(23%)	(6%)
Less: Net income attributable to noncontrolling interests	—	—	—	—	—

Net Income Attributable to Bancorp	305	395	326	(23%)	(6%)
Dividends on preferred stock	15	23	15	(35%)	—

Net Income Available to Common Shareholders	$290	$372	$311	(22%)	(7%)

(a)	A net tax deficiency of $1 million was reclassified from capital surplus to applicable income tax expense at March 31, 2016, related to the early adoption of ASU 2016-09 during the fourth quarter of 2016, with an effective date of January 1, 2016.

Fifth Third Bancorp and Subsidiaries

Consolidated Statements of Income (Taxable Equivalent)

$ in millions

(unaudited)

	For the Three Months Ended
	March 2017	December 2016	September 2016(b)	June 2016(b)	March 2016(b)
Interest Income
Interest and fees on loans and leases	$839	$805	$816	$808	$804
Interest on securities	245	245	239	236	232
Interest on other short-term investments	2	2	2	2	2

Total interest income	1,086	1,052	1,057	1,046	1,038
Taxable equivalent adjustment	6	6	6	6	6

Total taxable equivalent interest income(a)	1,092	1,058	1,063	1,052	1,044

Interest Expense
Interest on deposits	59	54	51	50	49
Interest on federal funds purchased	1	—	—	1	1
Interest on other short-term borrowings	3	2	2	3	3
Interest on long-term debt	90	93	97	90	82

Total interest expense	153	149	150	144	135

Taxable Equivalent Net Interest Income(a)	939	909	913	908	909

Provision for loan and lease losses	74	54	80	91	119

Taxable Equivalent Net Interest Income After Provision for Loan and Lease Losses(a)	865	855	833	817	790

Noninterest Income
Service charges on deposits	138	141	143	138	137
Corporate banking revenue	74	101	111	117	102
Mortgage banking net revenue	52	65	66	75	78
Wealth and asset management revenue	108	100	101	101	102
Card and processing revenue	74	79	79	82	79
Other noninterest income	77	137	336	80	136
Securities gains, net	—	(3)	4	6	3

Total noninterest income	523	620	840	599	637

Noninterest Expense
Salaries, wages and incentives	411	403	400	407	403
Employee benefits	111	76	78	85	100
Net occupancy expense	78	73	73	75	77
Technology and communications	58	56	62	60	56
Equipment expense	28	29	29	30	30
Card and processing expense	30	31	30	37	35
Other noninterest expense	270	292	301	289	285

Total noninterest expense	986	960	973	983	986

Taxable Equivalent Income Before Income Taxes(a)	402	515	700	433	441
Taxable equivalent adjustment	6	6	6	6	6

Income Before Income Taxes	396	509	694	427	435
Applicable income tax expense	91	114	178	103	109

Net Income	305	395	516	324	326
Less: Net Income attributable to noncontrolling interests	—	—	—	(4)	—

Net Income Attributable to Bancorp	305	395	516	328	326
Dividends on preferred stock	15	23	15	23	15

Net Income Available to Common Shareholders	$290	$372	$501	$305	$311

(a)	Non-GAAP measure; see discussion of non-GAAP and Reg. G reconciliation beginning on page 31.
(b)	Net tax deficiencies of $1 million, $5 million and $0 were reclassified from capital surplus to applicable income tax expense at March 31, 2016, June 30, 2016 and September 30, 2016, respectively, related to the early adoption of ASU 2016-09 during the fourth quarter of 2016, with an effective date of January 1, 2016.

Fifth Third Bancorp and Subsidiaries

Consolidated Balance Sheets

$ in millions, except per share data

(unaudited)

	As of			% Change
	March 2017	December 2016	March 2016(d)	Seq	Yr/Yr
Assets
Cash and due from banks	$2,205	$2,392	$2,298	(8%)	(4%)
Available-for-sale and other securities(a)	31,531	31,183	29,891	1%	5%
Held-to-maturity securities(b)	26	26	64	—	(59%)
Trading securities	689	410	405	68%	70%
Other short-term investments	1,644	2,754	1,778	(40%)	(8%)
Loans held for sale	616	751	803	(18%)	(23%)
Portfolio loans and leases:
Commercial and industrial loans	41,074	41,676	43,433	(1%)	(5%)
Commercial mortgage loans	6,924	6,899	6,864	—	1%
Commercial construction loans	4,283	3,903	3,428	10%	25%
Commercial leases	4,092	3,974	3,956	3%	3%
Residential mortgage loans	15,336	15,051	13,895	2%	10%
Home equity	7,469	7,695	8,112	(3%)	(8%)
Automobile loans	9,572	9,983	11,128	(4%)	(14%)
Credit card	2,070	2,237	2,138	(7%)	(3%)
Other consumer loans and leases	808	680	651	19%	24%

Portfolio loans and leases	91,628	92,098	93,605	(1%)	(2%)
Allowance for loan and lease losses	(1,238)	(1,253)	(1,295)	(1%)	(4%)

Portfolio loans and leases, net	90,390	90,845	92,310	(1%)	(2%)
Bank premises and equipment	2,052	2,065	2,185	(1%)	(6%)
Operating lease equipment	702	738	738	(5%)	(5%)
Goodwill	2,419	2,416	2,416	—	—
Intangible assets	11	9	11	22%	—
Servicing rights	776	744	685	4%	13%
Other assets	7,139	7,844	8,846	(9%)	(19%)

Total Assets	$140,200	$142,177	$142,430	(1%)	(2%)

Liabilities
Deposits:
Demand	$35,362	$35,782	$35,858	(1%)	(1%)
Interest checking	27,230	26,679	25,182	2%	8%
Savings	14,360	13,941	14,738	3%	(3%)
Money market	20,585	20,749	19,377	(1%)	6%
Foreign office	521	426	441	22%	18%
Other time	3,750	3,866	4,049	(3%)	(7%)
Certificates $100,000 and over	2,348	2,378	2,830	(1%)	(17%)
Other	—	—	—	—	—

Total deposits	104,156	103,821	102,475	—	2%
Federal funds purchased	155	132	134	17%	16%
Other short-term borrowings	2,015	3,535	3,523	(43%)	(43%)
Accrued taxes, interest and expenses	1,655	1,800	2,011	(8%)	(18%)
Other liabilities	2,104	2,269	2,627	(7%)	(20%)
Long-term debt	13,658	14,388	15,305	(5%)	(11%)

Total Liabilities	123,743	125,945	126,075	(2%)	(2%)

Equity
Common stock(c)	2,051	2,051	2,051	—	—
Preferred stock	1,331	1,331	1,331	—	—
Capital surplus	2,803	2,756	2,687	2%	4%
Retained earnings	13,625	13,441	12,569	1%	8%
Accumulated other comprehensive income	68	59	684	15%	(90%)
Treasury stock	(3,448)	(3,433)	(2,999)	—	15%

Total Bancorp shareholders’ equity	16,430	16,205	16,323	1%	1%
Noncontrolling interests	27	27	32	—	(16%)

Total Equity	16,457	16,232	16,355	1%	1%

Total Liabilities and Equity	$140,200	$142,177	$142,430	(1%)	(2%)

(a) Amortized cost	$31,348	$31,024	$28,838	1%	9%
(b) Market values	26	26	64	—	(59%)
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	2,000,000	2,000,000	2,000,000	—	—
Outstanding, excluding treasury	750,145	750,479	770,471	—	(3%)
Treasury	173,748	173,413	153,422	—	13%
(d)	A net tax deficiency of $1 million was reclassified from capital surplus to applicable income tax expense at March 31, 2016, related to the early adoption of ASU 2016-09 during the fourth quarter of 2016, with an effective date of January 1, 2016.

Fifth Third Bancorp and Subsidiaries

Consolidated Balance Sheets

$ in millions, except per share data

(unaudited)

	As of
	March 2017	December 2016	September 2016(d)	June 2016(d)	March 2016(d)
Assets
Cash and due from banks	$2,205	$2,392	$2,164	$2,359	$2,298
Available-for-sale and other securities(a)	31,531	31,183	30,689	31,455	29,891
Held-to-maturity securities(b)	26	26	56	62	64
Trading securities	689	410	431	401	405
Other short-term investments	1,644	2,754	2,995	1,818	1,778
Loans held for sale	616	751	1,060	877	803
Portfolio loans and leases:
Commercial and industrial loans	41,074	41,676	42,727	43,558	43,433
Commercial mortgage loans	6,924	6,899	6,856	6,875	6,864
Commercial construction loans	4,283	3,903	3,905	3,706	3,428
Commercial leases	4,092	3,974	3,995	3,978	3,956
Residential mortgage loans	15,336	15,051	14,643	14,307	13,895
Home equity	7,469	7,695	7,864	7,988	8,112
Automobile loans	9,572	9,983	10,349	10,671	11,128
Credit card	2,070	2,237	2,169	2,172	2,138
Other consumer loans and leases	808	680	643	654	651

Portfolio loans and leases	91,628	92,098	93,151	93,909	93,605
Allowance for loan and lease losses	(1,238)	(1,253)	(1,272)	(1,299)	(1,295)

Portfolio loans and leases, net	90,390	90,845	91,879	92,610	92,310
Bank premises and equipment	2,052	2,065	2,084	2,144	2,185
Operating lease equipment	702	738	771	756	738
Goodwill	2,419	2,416	2,416	2,416	2,416
Intangible assets	11	9	10	10	11
Servicing rights	776	744	619	621	685
Other assets	7,139	7,844	8,105	8,096	8,846

Total Assets	$140,200	$142,177	$143,279	$143,625	$142,430

Liabilities
Deposits:
Demand	$35,362	$35,782	$35,625	$36,137	$35,858
Interest checking	27,230	26,679	24,483	24,571	25,182
Savings	14,360	13,941	14,019	14,356	14,738
Money market	20,585	20,749	19,910	19,125	19,377
Foreign office	521	426	518	453	441
Other time	3,750	3,866	3,971	4,021	4,049
Certificates $100,000 and over	2,348	2,378	2,745	2,778	2,830
Other	—	—	—	430	—

Total deposits	104,156	103,821	101,271	101,871	102,475
Federal funds purchased	155	132	126	108	134
Other short-term borrowings	2,015	3,535	3,494	3,979	3,523
Accrued taxes, interest and expenses	1,655	1,800	2,178	2,187	2,011
Other liabilities	2,104	2,269	2,516	2,495	2,627
Long-term debt	13,658	14,388	16,890	16,231	15,305

Total Liabilities	123,743	125,945	126,475	126,871	126,075

Equity
Common stock(c)	2,051	2,051	2,051	2,051	2,051
Preferred stock	1,331	1,331	1,331	1,331	1,331
Capital surplus	2,803	2,756	2,750	2,760	2,687
Retained earnings	13,625	13,441	13,175	12,772	12,569
Accumulated other comprehensive income	68	59	755	889	684
Treasury stock	(3,448)	(3,433)	(3,286)	(3,077)	(2,999)

Total Bancorp shareholders’ equity	16,430	16,205	16,776	16,726	16,323
Noncontrolling interests	27	27	28	28	32

Total Equity	16,457	16,232	16,804	16,754	16,355

Total Liabilities and Equity	$140,200	$142,177	$143,279	$143,625	$142,430

(a) Amortized cost	$31,348	$31,024	$29,486	$30,101	$28,838
(b) Market values	26	26	56	62	64
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	2,000,000	2,000,000	2,000,000	2,000,000	2,000,000
Outstanding, excluding treasury	750,145	750,479	755,582	766,346	770,471
Treasury	173,748	173,413	168,310	157,547	153,422
(d)	Net tax deficiencies of $1 million, $5 million and $0 were reclassified from capital surplus to applicable income tax expense at March 31, 2016, June 30, 2016 and September 30, 2016, respectively, related to the early adoption of ASU 2016-09 during the fourth quarter of 2016, with an effective date of January 1, 2016.

Fifth Third Bancorp and Subsidiaries

Consolidated Statements of Changes in Equity

$ in millions

(unaudited)

	For the Three Months Ended
	March 2017	March 2016(a)
Total Equity, Beginning	$16,232	$15,870
Net income attributable to Bancorp	305	326
Other comprehensive income, net of tax:
Change in unrealized gains:
Available-for-sale securities	16	447
Qualifying cash flow hedges	(8)	39
Change in accumulated other comprehensive income related to employee benefit plans	1	1

Comprehensive income	314	813

Cash dividends declared:
Common stock	(106)	(100)
Preferred stock	(15)	(15)
Impact of stock transactions under stock compensation plans, net	32	25
Shares acquired for treasury	—	(240)
Noncontrolling interest	—	1
Other	—	1

Total Equity, Ending	$16,457	$16,355

(a)	A net tax deficiency of $1 million was reclassified from capital surplus to applicable income tax expense at March 31, 2016, related to the early adoption of ASU 2016-09 during the fourth quarter of 2016, with an effective date of January 1, 2016.

Fifth Third Bancorp and Subsidiaries

Average Balance Sheet and Yield Analysis

$ in millions, except share data

(unaudited)

	For the Three Months Ended			% Change

	March 2017	December 2016	March 2016(c)	Seq	Yr/Yr

Assets
Interest-earning assets:
Commercial and industrial loans	$41,892	$42,612	$43,127	(2%)	(3%)
Commercial mortgage loans	6,946	6,961	6,908	—	1%
Commercial construction loans	3,987	3,890	3,297	2%	21%
Commercial leases	3,904	3,921	3,875	—	1%
Residential mortgage loans	15,800	15,802	14,405	—	10%
Home equity	7,581	7,779	8,241	(3%)	(8%)
Automobile loans	9,786	10,162	11,285	(4%)	(13%)
Credit card	2,141	2,180	2,277	(2%)	(6%)
Other consumer loans and leases	754	674	663	12%	14%
Taxable securities	31,815	30,677	29,619	4%	7%
Tax exempt securities	55	81	78	(32%)	(29%)
Other short-term investments	1,307	1,809	1,876	(28%)	(30%)

Total interest-earning assets	125,968	126,548	125,651	—	—
Cash and due from banks	2,205	2,358	2,335	(6%)	(6%)
Other assets	13,220	14,203	14,869	(7%)	(11%)
Allowance for loan and lease losses	(1,253)	(1,272)	(1,273)	(1%)	(2%)

Total Assets	$140,140	$141,837	$141,582	(1%)	(1%)

Liabilities
Interest-bearing liabilities:
Interest checking deposits	$26,760	$25,644	$25,740	4%	4%
Savings deposits	14,117	13,979	14,601	1%	(3%)
Money market deposits	20,603	20,476	18,655	1%	10%
Foreign office deposits	454	497	483	(9%)	(6%)
Other time deposits	3,827	3,941	4,035	(3%)	(5%)
Certificates $100,000 and over	2,579	2,539	2,815	2%	(8%)
Other deposits	162	115	—	41%	NM
Federal funds purchased	639	280	608	NM	5%
Other short-term borrowings	1,893	1,908	3,564	(1%)	(47%)
Long-term debt	13,856	15,173	14,949	(9%)	(7%)

Total interest-bearing liabilities	84,890	84,552	85,450	—	(1%)
Demand deposits	35,084	36,412	35,201	(4%)	—
Other liabilities	3,710	4,300	4,524	(14%)	(18%)

Total Liabilities	123,684	125,264	125,175	(1%)	(1%)
Total Equity	16,456	16,573	16,407	(1%)	—

Total Liabilities and Equity	$140,140	$141,837	$141,582	(1%)	(1%)

	For the Three Months Ended			bps Change

Yield Analysis	March	December	March
	2017	2016	2016	Seq	Yr/Yr
Interest-earning assets:
Commercial and industrial loans(a)	3.47%	3.33%	3.23%	14	24
Commercial mortgage loans(a)	3.54%	3.42%	3.27%	12	27
Commercial construction loans(a)	3.77%	3.50%	3.38%	27	39
Commercial leases(a)	2.70%	2.64%	2.77%	6	(7)
Residential mortgage loans	3.57%	3.48%	3.63%	9	(6)
Home equity	3.98%	3.73%	3.80%	25	18
Automobile loans	2.81%	2.80%	2.65%	1	16
Credit card	12.92%	7.30%	10.64%	562	228

Other consumer loans and leases	6.49%	6.73%	6.27%	(24)	22

Total loans and leases	3.69%	3.43%	3.46%	26	23
Taxable securities	3.11%	3.17%	3.14%	(6)	(3)
Tax exempt securities(a)	5.79%	4.76%	4.32%	103	147
Other short-term investments	0.73%	0.47%	0.42%	26	31

Total interest-earning assets	3.51%	3.33%	3.34%	18	17

Interest-bearing liabilities:
Interest checking deposits	0.31%	0.25%	0.23%	6	8
Savings deposits	0.05%	0.04%	0.04%	1	1
Money market deposits	0.32%	0.30%	0.25%	2	7
Foreign office deposits	0.13%	0.15%	0.15%	(2)	(2)
Other time deposits	1.23%	1.24%	1.22%	(1)	1
Certificates $100,000 and over	1.35%	1.35%	1.28%	—	7
Other deposits	0.64%	0.41%	0.00%	23	64
Federal funds purchased	0.70%	0.41%	0.36%	29	34
Other short-term borrowings	0.55%	0.36%	0.39%	19	16
Long-term debt	2.65%	2.42%	2.22%	23	43

Total interest-bearing liabilities	0.73%	0.70%	0.64%	3	9

Ratios:
Taxable equivalent net interest margin(b)	3.02%	2.86%	2.91%	16	11
Taxable equivalent net interest rate spread	2.78%	2.63%	2.70%	15	8
Interest-bearing liabilities to interest-earning assets	67.39%	66.81%	68.01%	58	(62)

(a)	Presented on a fully taxable equivalent basis.
(b)	Non-GAAP measure; see discussion of non-GAAP and Reg. G reconciliation beginning on page 31.
(c)	A net tax deficiency of $1 million was reclassified from capital surplus to applicable income tax expense at March 31, 2016, related to the early adoption of ASU 2016-09 during the fourth quarter of 2016, with an effective date of January 1, 2016.

Fifth Third Bancorp and Subsidiaries

Average Balance Sheet and Yield Analysis

$ in millions, except share data

(unaudited)

	For the Three Months Ended
	March 2017	December 2016	September 2016(c)	June 2016(c)	March 2016(c)
Assets
Interest-earning assets:
Commercial and industrial loans	$41,892	$42,612	$43,125	$43,878	$43,127
Commercial mortgage loans	6,946	6,961	6,891	6,835	6,908
Commercial construction loans	3,987	3,890	3,848	3,551	3,297
Commercial leases	3,904	3,921	3,963	3,904	3,875
Residential mortgage loans	15,800	15,802	15,346	14,842	14,405
Home equity	7,581	7,779	7,918	8,059	8,241
Automobile loans	9,786	10,162	10,508	10,887	11,285
Credit card	2,141	2,180	2,165	2,198	2,277
Other consumer loans and leases	754	674	653	653	663
Taxable securities	31,815	30,677	29,772	30,002	29,619
Tax exempt securities	55	81	76	85	78
Other short-term investments	1,307	1,809	1,827	1,953	1,876

Total interest-earning assets	125,968	126,548	126,092	126,847	125,651
Cash and due from banks	2,205	2,358	2,289	2,228	2,335
Other assets	13,220	14,203	15,644	15,140	14,869
Allowance for loan and lease losses	(1,253)	(1,272)	(1,299)	(1,295)	(1,273)

Total Assets	$140,140	$141,837	$142,726	$142,920	$141,582

Liabilities
Interest-bearing liabilities:
Interest checking deposits	$26,760	$25,644	$24,475	$24,714	$25,740
Savings deposits	14,117	13,979	14,232	14,576	14,601
Money market deposits	20,603	20,476	19,706	19,243	18,655
Foreign office deposits	454	497	524	484	483
Other time deposits	3,827	3,941	4,020	4,044	4,035
Certificates $100,000 and over	2,579	2,539	2,768	2,819	2,815
Other deposits	162	115	749	467	—
Federal funds purchased	639	280	446	693	608
Other short-term borrowings	1,893	1,908	2,171	3,754	3,564
Long-term debt	13,856	15,173	16,102	15,351	14,949

Total interest-bearing liabilities	84,890	84,552	85,193	86,145	85,450
Demand deposits	35,084	36,412	35,918	35,912	35,201
Other liabilities	3,710	4,300	4,704	4,247	4,524

Total Liabilities	123,684	125,264	125,815	126,304	125,175
Total Equity	16,456	16,573	16,911	16,616	16,407

Total Liabilities and Equity	$140,140	$141,837	$142,726	$142,920	$141,582

Yield Analysis
Interest-earning assets:
Commercial and industrial loans(a)	3.47%	3.33%	3.28%	3.25%	3.23%
Commercial mortgage loans(a)	3.54%	3.42%	3.31%	3.28%	3.27%
Commercial construction loans(a)	3.77%	3.50%	3.43%	3.36%	3.38%
Commercial leases(a)	2.70%	2.64%	2.64%	2.71%	2.77%
Residential mortgage loans	3.57%	3.48%	3.51%	3.57%	3.63%
Home equity	3.98%	3.73%	3.76%	3.81%	3.80%
Automobile loans	2.81%	2.80%	2.71%	2.68%	2.65%
Credit card	12.92%	7.30%	10.34%	10.47%	10.64%
Other consumer loans and leases	6.49%	6.73%	6.90%	6.36%	6.27%

Total loans and leases	3.69%	3.43%	3.46%	3.45%	3.46%
Taxable securities	3.11%	3.17%	3.18%	3.16%	3.14%
Tax exempt securities(a)	5.79%	4.76%	4.91%	4.09%	4.32%
Other short-term investments	0.73%	0.47%	0.44%	0.43%	0.42%

Total interest-earning assets	3.51%	3.33%	3.36%	3.34%	3.34%

Interest-bearing liabilities:
Interest checking deposits	0.31%	0.25%	0.23%	0.22%	0.23%
Savings deposits	0.05%	0.04%	0.04%	0.05%	0.04%
Money market deposits	0.32%	0.30%	0.27%	0.26%	0.25%
Foreign office deposits	0.13%	0.15%	0.17%	0.15%	0.15%
Other time deposits	1.23%	1.24%	1.24%	1.24%	1.22%
Certificates $100,000 and over	1.35%	1.35%	1.28%	1.29%	1.28%
Other deposits	0.64%	0.41%	0.41%	0.40%	0.00%
Federal funds purchased	0.70%	0.41%	0.40%	0.39%	0.36%
Other short-term borrowings	0.55%	0.36%	0.30%	0.36%	0.39%
Long-term debt	2.65%	2.42%	2.40%	2.36%	2.22%

Total interest-bearing liabilities	0.73%	0.70%	0.70%	0.67%	0.64%

Ratios:
Taxable equivalent net interest margin(b)	3.02%	2.86%	2.88%	2.88%	2.91%
Taxable equivalent net interest rate spread	2.78%	2.63%	2.66%	2.67%	2.70%
Interest-bearing liabilities to interest-earning assets	67.39%	66.81%	67.56%	67.91%	68.01%

(a)	Presented on a fully taxable equivalent basis.
(b)	Non-GAAP measure; see discussion of non-GAAP and Reg. G reconciliation beginning on page 31.
(c)	Net tax deficiencies of $1 million, $5 million and $0 were reclassified from capital surplus to applicable income tax expense at March 31, 2016, June 30, 2016 and September 30, 2016, respectively, related to the early adoption of ASU 2016-09 during the fourth quarter of 2016, with an effective date of January 1, 2016.

Fifth Third Bancorp and Subsidiaries

Summary of Loans and Leases

$ in millions

(unaudited)

	For the Three Months Ended
	March	December	September	June	March
	2017	2016	2016	2016	2016
Average Portfolio Loans and Leases
Commercial loans and leases:
Commercial and industrial loans	$41,854	$42,548	$43,116	$43,876	$43,089
Commercial mortgage loans	6,941	6,957	6,888	6,831	6,886
Commercial construction loans	3,987	3,890	3,848	3,551	3,297
Commercial leases	3,901	3,921	3,962	3,898	3,874

Total commercial loans and leases	56,683	57,316	57,814	58,156	57,146
Consumer loans and leases:
Residential mortgage loans	15,200	14,854	14,455	14,046	13,788
Home equity	7,581	7,779	7,918	8,054	8,217
Automobile loans	9,786	10,162	10,508	10,887	11,283
Credit card	2,141	2,180	2,165	2,134	2,179
Other consumer loans and leases	755	673	651	654	662

Total consumer loans and leases	35,463	35,648	35,697	35,775	36,129

Total average portfolio loans and leases	$92,146	$92,964	$93,511	$93,931	$93,275

Average loans held for sale	$645	$1,017	$906	$876	$803

End of Period Portfolio Loans and Leases
Commercial loans and leases:
Commercial and industrial loans	$41,074	$41,676	$42,727	$43,558	$43,433
Commercial mortgage loans	6,924	6,899	6,856	6,875	6,864
Commercial construction loans	4,283	3,903	3,905	3,706	3,428
Commercial leases	4,092	3,974	3,995	3,978	3,956

Total commercial loans and leases	56,373	56,452	57,483	58,117	57,681
Consumer loans and leases:
Residential mortgage loans	15,336	15,051	14,643	14,307	13,895
Home equity	7,469	7,695	7,864	7,988	8,112
Automobile loans	9,572	9,983	10,349	10,671	11,128
Credit card	2,070	2,237	2,169	2,172	2,138
Other consumer loans and leases	808	680	643	654	651

Total consumer loans and leases	35,255	35,646	35,668	35,792	35,924

Total portfolio loans and leases	$91,628	$92,098	$93,151	$93,909	$93,605

Total loans held for sale	$616	$751	$1,060	$877	$803

Operating lease equipment	$702	$738	$771	$756	$738

Loans and Leases Serviced for Others:(a)
Commercial and industrial loans	$515	$519	$544	$567	$552
Commercial mortgage loans	223	226	226	229	231
Commercial construction loans	54	41	38	24	26
Commercial leases	270	280	270	282	262
Residential mortgage loans	55,413	53,554	54,646	56,170	57,758
Automobile loans	—	51	66	83	102

Total loans and leases serviced for others	56,475	54,671	55,790	57,355	58,931

Total loans and leases serviced	$149,421	$148,258	$150,772	$152,897	$154,077

(a)	Fifth Third sells certain loans and leases and obtains servicing responsibilities.

Fifth Third Bancorp and Subsidiaries

Regulatory Capital

$ in millions

(unaudited)

	As of
	March	December	September	June	March
	2017(a)	2016	2016	2016	2016
Regulatory capital:
Common stock and related surplus (net of treasury stock)	$1,407	$1,374	$1,510	$1,728	$1,738
Retained earnings	13,625	13,441	13,175	12,772	12,569
Common equity tier I capital adjustments and deductions	(2,396)	(2,389)	(2,386)	(2,388)	(2,393)

CET1 capital	12,636	12,426	12,299	12,112	11,914
Additional tier I capital	1,331	1,330	1,331	1,331	1,330

Tier I capital	13,967	13,756	13,630	13,443	13,244
Tier II capital	4,172	4,216	4,374	4,414	4,553

Total regulatory capital	$18,139	$17,972	$18,004	$17,857	$17,797

Risk-weighted assets(b)	$117,407	$119,632	$120,954	$121,824	$121,432

Ratios:
Average shareholders’ equity to average assets	11.72%	11.66%	11.83%	11.60%	11.57%

Regulatory capital ratios:
Fifth Third Bancorp
CET1 capital(b)	10.76%	10.39%	10.17%	9.94%	9.81%
Tier I risk-based capital(b)	11.90%	11.50%	11.27%	11.03%	10.91%
Total risk-based capital(b)	15.45%	15.02%	14.88%	14.66%	14.66%
Tier I leverage	10.15%	9.90%	9.80%	9.64%	9.57%
CET1 capital (fully phased-in)(b)(c)	10.66%	10.29%	10.09%	9.86%	9.72%

Fifth Third Bank
Tier I risk-based capital(b)	12.17%	11.92%	11.98%	11.83%	11.79%
Total risk-based capital(b)	14.03%	13.76%	13.82%	13.67%	13.63%
Tier I leverage	10.41%	10.30%	10.46%	10.37%	10.39%

(a)	Current period regulatory capital data and ratios are estimated.
(b)	Under the banking agencies’ Basel III Final Rule, assets and credit equivalent amounts of off-balance sheet exposures are calculated according to the standardized approach for risk-weighted assets. The resulting weighted values are added together resulting in the total risk-weighted assets.
(c)	Non-GAAP measure; see discussion of non-GAAP and Reg. G reconciliation beginning on page 31.

Fifth Third Bancorp and Subsidiaries

Summary of Credit Loss Experience

$ in millions

(unaudited)

	For the Three Months Ended
	March 2017	December 2016	September 2016	June 2016	March 2016
Average portfolio loans and leases:
Commercial and industrial loans	$41,854	$42,548	$43,116	$43,876	$43,089
Commercial mortgage loans	6,941	6,957	6,888	6,831	6,886
Commercial construction loans	3,987	3,890	3,848	3,551	3,297
Commercial leases	3,901	3,921	3,962	3,898	3,874
Residential mortgage loans	15,200	14,854	14,455	14,046	13,788
Home equity	7,581	7,779	7,918	8,054	8,217
Automobile loans	9,786	10,162	10,508	10,887	11,283
Credit card	2,141	2,180	2,165	2,134	2,179
Other consumer loans and leases	755	673	651	654	662

Total average portfolio loans and leases	$92,146	$92,964	$93,511	$93,931	$93,275

Losses charged-off:
Commercial and industrial loans	($39)	($35)	($76)	($43)	($50)
Commercial mortgage loans	(6)	(4)	(4)	(7)	(8)
Commercial construction loans	—	—	—	—	—
Commercial leases	(1)	(1)	(1)	(1)	(2)
Residential mortgage loans	(6)	(4)	(4)	(5)	(4)
Home equity	(9)	(10)	(10)	(10)	(11)
Automobile loans	(17)	(15)	(14)	(12)	(14)
Credit card	(24)	(21)	(22)	(23)	(23)
Other consumer loans and leases	(5)	(7)	(6)	(4)	(4)

Total losses charged-off	($107)	($97)	($137)	($105)	($116)

Recoveries of losses previously charged-off:
Commercial and industrial loans	$3	$10	$15	$4	$4
Commercial mortgage loans	1	2	2	1	2
Commercial construction loans	—	—	—	—	—
Commercial leases	—	—	1	—	—
Residential mortgage loans	1	2	2	3	2
Home equity	3	4	3	4	3
Automobile loans	6	4	5	4	5
Credit card	2	2	2	2	3
Other consumer loans and leases	2	—	—	—	1

Total recoveries of losses previously charged-off	$18	$24	$30	$18	$20

Net losses charged-off:
Commercial and industrial loans	($36)	($25)	($61)	($39)	($46)
Commercial mortgage loans	(5)	(2)	(2)	(6)	(6)
Commercial construction loans	—	—	—	—	—
Commercial leases	(1)	(1)	—	(1)	(2)
Residential mortgage loans	(5)	(2)	(2)	(2)	(2)
Home equity	(6)	(6)	(7)	(6)	(8)
Automobile loans	(11)	(11)	(9)	(8)	(9)
Credit card	(22)	(19)	(20)	(21)	(20)
Other consumer loans and leases	(3)	(7)	(6)	(4)	(3)

Total net losses charged-off	($89)	($73)	($107)	($87)	($96)

Net losses charged-off as a percent of average portfolio loans and leases:
Commercial and industrial loans	0.34%	0.24%	0.56%	0.36%	0.43%
Commercial mortgage loans	0.29%	0.11%	0.08%	0.38%	0.35%
Commercial construction loans	0.00%	0.00%	0.00%	0.00%	(0.06%)
Commercial leases	0.08%	0.12%	0.00%	0.09%	0.20%
Residential mortgage loans	0.13%	0.06%	0.07%	0.06%	0.07%
Home equity	0.33%	0.35%	0.32%	0.30%	0.36%
Automobile loans	0.48%	0.40%	0.35%	0.26%	0.32%
Credit card	4.03%	3.52%	3.61%	3.92%	3.73%
Other consumer loans and leases	2.89%	3.30%	3.70%	2.42%	2.28%

Total net losses charged-off as a percent of average portfolio loans and leases	0.40%	0.31%	0.45%	0.37%	0.42%

Fifth Third Bancorp and Subsidiaries

Asset Quality

$ in millions

(unaudited)

	For the Three Months Ended
	March	December	September	June	March
	2017	2016	2016	2016	2016
Allowance for Credit Losses
Allowance for loan and lease losses, beginning	$1,253	$1,272	$1,299	$1,295	$1,272
Total net losses charged-off	(89)	(73)	(107)	(87)	(96)
Provision for loan and lease losses	74	54	80	91	119

Allowance for loan and lease losses, ending	$1,238	$1,253	$1,272	$1,299	$1,295

Reserve for unfunded commitments, beginning	$161	$162	$151	$144	$138
Provision for unfunded commitments	(2)	(1)	11	7	6

Reserve for unfunded commitments, ending	$159	$161	$162	$151	$144

Components of allowance for credit losses:
Allowance for loan and lease losses	$1,238	$1,253	$1,272	$1,299	$1,295
Reserve for unfunded commitments	159	161	162	151	144

Total allowance for credit losses	$1,397	$1,414	$1,434	$1,450	$1,439

	As of
	March	December	September	June	March
	2017	2016	2016	2016	2016
Nonperforming Assets and Delinquent Loans
Nonaccrual portfolio loans and leases:
Commercial and industrial loans	$251	$302	$235	$254	$278
Commercial mortgage loans	21	27	31	39	51
Commercial construction loans	—	—	—	—	—
Commercial leases	—	2	—	4	4
Residential mortgage loans	21	17	19	27	25
Home equity	53	55	59	61	61

Total nonaccrual portfolio loans and leases (excludes restructured loans)	346	403	344	385	419
Nonaccrual restructured portfolio commercial loans and leases	251	192	194	242	210
Nonaccrual restructured portfolio consumer loans and leases	60	65	63	66	72

Total nonaccrual portfolio loans and leases	657	660	601	693	701
Repossessed property	14	15	13	15	17
OREO	50	63	84	97	107

Total nonperforming portfolio assets	721	738	698	805	825
Nonaccrual loans held for sale	7	4	91	20	3
Nonaccrual restructured loans held for sale	2	9	9	—	2

Total nonperforming assets	$730	$751	$798	$825	$830

Restructured portfolio consumer loans and leases (accrual)	$950	$959	$972	$982	$998
Restructured portfolio commercial loans and leases (accrual)	$277	$321	$408	$431	$461

90 days past due loans and leases (accrual):
Commercial and industrial loans	$3	$4	$7	$2	$3
Commercial mortgage loans	—	—	—	—	—
Commercial construction loans	—	—	—	—	—
Commercial leases	—	—	—	—	—

Total commercial loans and leases	3	4	7	2	3

Residential mortgage loans	45	49	43	38	44
Home equity	—	—	—	—	—
Automobile loans	6	9	8	7	8
Credit card	21	22	18	18	18
Other consumer loans and leases	—	—	—	—	—

Total consumer loans and leases	72	80	69	63	70

Total 90 days past due loans and leases (accrual)(b)	$75	$84	$76	$65	$73

Ratios
Net losses charged-off as a percent of average portfolio loans and leases	0.40%	0.31%	0.45%	0.37%	0.42%
Allowance for loan and lease losses:
As a percent of portfolio loans and leases	1.35%	1.36%	1.37%	1.38%	1.38%
As a percent of nonperforming loans and leases(a)	188%	190%	212%	188%	185%
As a percent of nonperforming assets(a)	172%	170%	182%	161%	157%
Nonperforming loans and leases as a percent of portfolio loans and leases and OREO(a)	0.72%	0.72%	0.64%	0.74%	0.75%
Nonperforming assets as a percent of portfolio loans, leases and other assets, including OREO(a)	0.79%	0.80%	0.75%	0.86%	0.88%
Nonperforming assets as a percent of total loans, leases and other assets, including OREO	0.79%	0.81%	0.85%	0.87%	0.88%
Allowance for credit losses as a percent of nonperforming assets	194%	192%	205%	180%	174%

(a)	Does not include nonaccrual loans held for sale.
(b)	Does not include loans held for sale.

Use of Non-GAAP Financial Measures

In addition to GAAP measures, management considers various Non-GAAP measures when evaluating the performance of the business, including : “taxable equivalent net interest income,” “taxable equivalent net interest margin,” “adjusted net interest margin,” “efficiency ratio,” “taxable equivalent income before income taxes,” “noninterest income excluding certain items,” “adjusted noninterest income,” “adjusted noninterest income excluding mortgage banking net revenue,” “tangible net income available to common shareholders,” “average tangible common equity,” “tangible common equity,” “tangible equity,” “tangible book value per common share,” and “Common Equity Tier 1 under Basel III Final Rule (fully phased-in),” and certain ratios derived from these measures.

The taxable equivalent basis adjusts for the tax-favored status of income from certain loans and securities held by the Bancorp that are not taxable for federal income tax purposes. The Bancorp believes this presentation to be the preferred industry measurement of net interest income as it provides a relevant comparison between taxable and non-taxable amounts.

Noninterest income excluding certain items is provided by management to assist the reader in identifying significant, unusual, or large transactions that impacted noninterest income.

Management considers various measures when evaluating capital utilization and adequacy, including the tangible equity and tangible common equity (including and excluding unrealized gains/losses), in addition to capital ratios defined by the U.S. banking agencies. These calculations are intended to complement the capital ratios defined by the U.S. banking agencies for both absolute and comparative purposes. These ratios are not formally defined by U.S. GAAP or codified in the federal banking regulations and, therefore, are considered to be Non-GAAP financial measures. Management believes that providing the tangible common equity ratio excluding unrealized gains/losses on certain assets and liabilities enables investors and others to assess the Bancorp’s use of equity without the effects of gains or losses some of which are uncertain and providing the tangible common equity ratio including unrealized gains/losses enables investors and others to assess the Bancorp’s use of equity if all unrealized gains or losses were to be monetized.

Management believes tangible book value per share and return on average tangible common equity are important measures for evaluating the performance of a business as it calculates the return available to common shareholders and book value of common stock without the impact of intangible assets and their related amortization. This is useful for evaluating the performance of a business consistently, whether acquired or developed internally, compared to other companies in the industry who present similar measures.

The Bancorp became subject to the Basel III Final Rule on January 1, 2015 which defined various regulatory capital ratios including the Common Equity Tier 1 (“CET1”) ratio. The CET1 capital ratio has transition provisions that will be phased out over time. CET1 capital ratio is presented on a fully phased-in basis for comparative purposes with other organizations. The Bancorp considers the fully phased-in CET1 ratio a Non-GAAP measure since it is not the CET1 ratio in effect for the periods presented. Since analysts and the U.S. banking agencies may assess the Bancorp’s capital adequacy using these ratios, management believes they are useful to provide investors the ability to assess its capital adequacy on the same basis.

Please note that although Non-GAAP financial measures provide useful insight, they should not be considered in isolation or relied upon as a substitute for analysis using GAAP measures.

Please see page 32 for Reg. G reconciliations of all historical Non-GAAP measures used in this release to the most directly comparable GAAP measures. Management has provided forward-looking guidance on certain Non-GAAP measures in connection with its earnings presentation in order to facilitate comparability with the Bancorp’s historical performance and financial condition as reflected in these Non-GAAP measures. Such forward-looking Non-GAAP measures include return on tangible common equity; taxable equivalent net interest margin; adjusted net interest margin; taxable equivalent net interest income; adjusted noninterest income; adjusted noninterest income excluding mortgage banking net revenue; and noninterest income, excluding certain transactions and adjustments related to the Bancorp’s investment in Vantiv, Visa total return swap, and branch sales, closures and consolidations. Bancorp’s management does not estimate on a forward-looking basis the impact of items similar to those that it has excluded to generate these Non-GAAP measures on a historical basis because the occurrence and amounts of items such as these are difficult to predict. As a result, the Bancorp has not provided reconciliations of its forward-looking Non-GAAP measures.

Fifth Third Bancorp and Subsidiaries

Regulation G Non-GAAP Reconciliation

$ and shares in millions

(unaudited)

		For the Three Months Ended
		March 2017	December 2016	September 2016(4)	June 2016(4)	March 2016(4)
Net interest income (U.S. GAAP)		$933	$903	$907	$902	$903
Add:	Taxable equivalent adjustment	6	6	6	6	6

Taxable equivalent net interest income (a)		939	909	913	908	909

Net interest income (U.S. GAAP) (annualized) (b)		3,784	3,592	3,608	3,628	3,632
Taxable equivalent net interest income (annualized) (c)		3,808	3,616	3,632	3,652	3,656

Taxable equivalent net interest income (a)		939	909
Add (subtract): Bankcard refunds		(12)	16

Taxable equivalent net interest income (d)		927	925
Adjusted taxable equivalent net interest income (annualized) (e)		3,760	3,680

Noninterest income (f)		523	620	840	599	637
Noninterest expense (g)		986	960	973	983	986
Average interest-earning assets (h)		125,968	126,548	126,092	126,847	125,651

Net interest margin (U.S. GAAP) (b)/(h)		3.00%	2.84%	2.86%	2.86%	2.89%
Taxable equivalent net interest margin (c)/(h)		3.02%	2.86%	2.88%	2.88%	2.91%
Adjusted net interest margin (e)/(h)		2.98%	2.91%

Taxable equivalent efficiency ratio (g)/(a)+(f)		67.4%	62.8%	55.5%	65.3%	63.8%

Income before income taxes (U.S. GAAP)		396	509	694	427	435
Add:	Taxable equivalent adjustment	6	6	6	6	6

Taxable equivalent income before income taxes		402	515	700	433	441

Net income available to common shareholders (U.S. GAAP)		290	372	501	305	311
Add:	Intangible amortization, net of tax	—	—	—	—	—

Tangible net income available to common shareholders		290	372	501	305	311
Tangible net income available to common shareholders (annualized) (i)		1,176	1,480	1,993	1,227	1,251

Average Bancorp shareholders’ equity (U.S. GAAP)		16,429	16,545	16,883	16,584	16,376
Less:	Average preferred stock	(1,331)	(1,331)	(1,331)	(1,331)	(1,331)
	Average goodwill	(2,416)	(2,416)	(2,416)	(2,416)	(2,416)
	Average intangible assets and other servicing rights	(10)	(10)	(10)	(11)	(12)

Average tangible common equity (j)		12,672	12,788	13,126	12,826	12,617

Total Bancorp shareholders’ equity (U.S. GAAP)		16,430	16,205	16,776	16,726	16,323
Less:	Preferred stock	(1,331)	(1,331)	(1,331)	(1,331)	(1,331)
	Goodwill	(2,419)	(2,416)	(2,416)	(2,416)	(2,416)
	Intangible assets and other servicing rights	(11)	(10)	(10)	(11)	(12)

Tangible common equity, including unrealized gains / losses (k)		12,669	12,448	13,019	12,968	12,564
Less:	Accumulated other comprehensive income	(68)	(59)	(755)	(889)	(684)

Tangible common equity, excluding unrealized gains / losses (l)		12,601	12,389	12,264	12,079	11,880
Add:	Preferred stock	1,331	1,331	1,331	1,331	1,331

Tangible equity (m)		13,932	13,720	13,595	13,410	13,211

Total assets (U.S. GAAP)		140,200	142,177	143,279	143,625	142,430
Less:	Goodwill	(2,419)	(2,416)	(2,416)	(2,416)	(2,416)
	Intangible assets and other servicing rights	(11)	(10)	(10)	(11)	(12)

Tangible assets, including unrealized gains / losses (n)		137,770	139,751	140,853	141,198	140,002
Less:	Accumulated other comprehensive income / loss, before tax	(105)	(91)	(1,162)	(1,368)	(1,052)

Tangible assets, excluding unrealized gains / losses (o)		$137,665	$139,660	$139,691	139,830	138,950

Common shares outstanding (p)		750	750	756	766	770
Risk-weighted assets (actual) (q) (1)		$117,407	$119,632	$120,954	$121,824	$121,432

Ratios:
Return on average tangible common equity (i) / (j)		9.3%	11.6%	15.2%	9.6%	9.9%
Tangible equity (m) / (o)		10.12%	9.82%	9.73%	9.59%	9.51%
Tangible common equity (excluding unrealized gains/losses) (l) / (o)		9.15%	8.87%	8.78%	8.64%	8.55%
Tangible common equity (including unrealized gains/losses) (k) / (n)		9.20%	8.91%	9.24%	9.18%	8.97%
Tangible book value per share (k) / (p)		$16.89	$16.60	$17.22	$16.93	$16.32

Basel III Final Rule - Transition to fully phased-in
CET1 capital (transitional)		$12,636	$12,426	$12,299	$12,112	$11,914
Less: Adjustments to CET1 capital from transitional to fully phased-in (2)		(2)	(4)	(4)	(4)	(5)

CET1 capital (fully phased-in) (r)		12,634	12,422	12,295	12,108	11,909

Risk-weighted assets (transitional)		117,407	119,632	120,954	121,824	121,432
Add: Adjustments to risk-weighted assets from transitional to fully phased-in (3)		1,164	1,115	929	932	1,027

Risk-weighted assets (fully phased-in) (s)		$118,571	$120,747	$121,883	$122,756	$122,459

Estimated CET1 capital ratio under Basel III Final Rule (fully phased-in) (r)/(s)		10.66%	10.29%	10.09%	9.86%	9.72%

(1)	Under the banking agencies’ risk-based capital guidelines, assets and off-balance sheet exposures are assigned to various risk categories based upon the Standardized Approach to Risk-Weighted Assets.
(2)	Primarily relates to disallowed intangible assets (other than goodwill and MSRs, net of associated deferred tax liabilities).
(3)	Primarily relates to higher risk-weighting for MSRs.
(4)	Net tax deficiencies of $1 million, $5 million and $0 were reclassified from capital surplus to applicable income tax expense at March 31, 2016, June 30, 2016 and September 30, 2016, respectively, related to the early adoption of ASU 2016-09 during the fourth quarter of 2016, with an effective date of January 1, 2016.

Fifth Third Bancorp and Subsidiaries

Segment Presentation

$ in millions

(unaudited)

For the three months ended March 31, 2017	Commercial Banking	Branch Banking(b)	Consumer Lending(c)	Wealth and Asset Management	Other/ Eliminations	Total

Taxable equivalent net interest income(a)	$431	$430	$61	$38	($21)	$939
Provision for loan and lease losses	(6)	(42)	(15)	(4)	(7)	(74)

Net interest income after provision for loan and lease losses	425	388	46	34	(28)	865
Total noninterest income	202	184	55	106	(24)	523
Total noninterest expense	(370)	(402)	(120)	(113)	19	(986)

Income (loss) before income taxes	257	170	(19)	27	(33)	402
Applicable income tax expense(a)	(46)	(60)	7	(10)	12	(97)

Net income (loss)	211	110	(12)	17	(21)	305
Less: Net income attributable to noncontrolling interests	—	—	—	—	—	—

Net income (loss) attributable to Bancorp	211	110	(12)	17	(21)	305
Dividends on preferred stock	—	—	—	—	15	15

Net income (loss) available to common shareholders	$211	$110	($12)	$17	($36)	$290

For the three months ended December 31, 2016	Commercial Banking	Branch Banking(b)	Consumer Lending(c)	Wealth and Asset Management	Other/ Eliminations	Total

Taxable equivalent net interest income(a)	$453	$397	$63	$41	($45)	$909
(Provision for) benefit from loan and lease losses	43	(34)	(12)	—	(51)	(54)

Net interest income after provision for loan and lease losses	496	363	51	41	(96)	855
Total noninterest income	221	188	69	99	43	620
Total noninterest expense	(359)	(400)	(117)	(103)	19	(960)

Income (loss) before income taxes	358	151	3	37	(34)	515
Applicable income tax expense(a)	(78)	(53)	(1)	(13)	25	(120)

Net income (loss)	280	98	2	24	(9)	395
Less: Net income attributable to noncontrolling interests	—	—	—	—	—	—

Net income (loss) attributable to Bancorp	280	98	2	24	(9)	395
Dividends on preferred stock	—		—	—	23	23

Net income (loss) available to common shareholders	$280	$98	$2	$24	($32)	$372

For the three months ended September 30, 2016	Commercial Banking	Branch Banking(b)	Consumer Lending(c)	Wealth and Asset Management	Other/ Eliminations(d)	Total(d)

Taxable equivalent net interest income(a)	$462	$414	$63	$40	($66)	$913
(Provision for) benefit from loan and lease losses	18	(34)	(12)	—	(52)	(80)

Net interest income after provision for loan and lease losses	480	380	51	40	(118)	833
Total noninterest income	228	163	71	99	279	840
Total noninterest expense	(349)	(402)	(117)	(103)	(2)	(973)

Income before income taxes	359	141	5	36	159	700
Applicable income tax expense(a)	(80)	(50)	(2)	(13)	(39)	(184)

Net income	279	91	3	23	120	516
Less: Net income attributable to noncontrolling interests	—	—	—	—	—	—

Net income attributable to Bancorp	279	91	3	23	120	516
Dividends on preferred stock	—	—	—	—	15	15

Net income available to common shareholders	$279	$91	$3	$23	$105	$501

For the three months ended June 30, 2016	Commercial Banking	Branch Banking(b)	Consumer Lending(c)	Wealth and Asset Management	Other/ Eliminations(d)	Total(d)

Taxable equivalent net interest income(a)	$466	$433	$62	$44	($97)	$908
(Provision for) benefit from loan and lease losses	(72)	(35)	(9)	(1)	26	(91)

Net interest income after provision for loan and lease losses	394	398	53	43	(71)	817
Total noninterest income	236	214	80	100	(31)	599
Total noninterest expense	(355)	(409)	(122)	(108)	11	(983)

Income (loss) before income taxes	275	203	11	35	(91)	433
Applicable income tax expense(a)	(49)	(71)	(4)	(12)	27	(109)

Net income (loss)	226	132	7	23	(64)	324
Less: Net income attributable to noncontrolling interests	—	—	—	—	(4)	(4)

Net income (loss) attributable to Bancorp	226	132	7	23	(60)	328
Dividends on preferred stock	—	—	—	—	23	23

Net income (loss) available to common shareholders	$226	$132	$7	$23	($83)	$305

For the three months ended March 31, 2016	Commercial Banking	Branch Banking(b)	Consumer Lending(c)	Wealth and Asset Management	Other/ Eliminations(d)	Total(d)

Taxable equivalent net interest income(a)	$457	$426	$60	$43	($77)	$909
Provision for loan and lease losses	(65)	(34)	(12)	—	(8)	(119)

Net interest income after provision for loan and lease losses	392	392	48	43	(85)	790
Total noninterest income	223	189	83	100	42	637
Total noninterest expense	(363)	(411)	(118)	(107)	13	(986)

Income before income taxes	252	170	13	36	(30)	441
Applicable income tax expense(a)	(41)	(60)	(5)	(13)	4	(115)

Net income	211	110	8	23	(26)	326
Less: Net income attributable to noncontrolling interests	—	—	—	—	—	—

Net income attributable to Bancorp	211	110	8	23	(26)	326
Dividends on preferred stock	—	—	—	—	15	15

Net income available to common shareholders	$211	$110	$8	$23	($41)	$311

(a)	Includes taxable equivalent adjustments of $6 million for the three months ended March 31, 2017, December 31, 2016, September 30, 2016, June 30, 2016 and March 31, 2016.
(b)	Branch Banking provides a full range of deposit and loan and lease products to individuals and small businesses through full-service banking centers.
(c)	Consumer Lending includes the Bancorp’s residential mortgage, home equity, automobile and other indirect lending activities.
(d)	Net tax deficiencies of $1 million, $5 million and $0 were reclassified from capital surplus to applicable income tax expense at March 31, 2016, June 30, 2016 and September 30, 2016, respectively, related to the early adoption of ASU 2016-09 during the fourth quarter of 2016, with an effective date of January 1, 2016.